          As Filed with the Securities and Exchange Commission on April 30, 1999

                                                       REGISTRATION NO. 33-31711

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                         POST-EFFECTIVE AMENDMENT NO. 10
                                       TO


                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                           04-2461439
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


       ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02481
                                 (781) 237-6030
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                                            COPIES TO:
               EDWARD M. SHEA,                        DAVID N. BROWN, ESQ.
    ASSISTANT VICE PRESIDENT AND SENIOR               COVINGTON & BURLING
       SUN LIFE ASSURANCE COMPANY OF             1201 PENNSYLVANIA AVENUE N.W.
               CANADA (U.S.)                            P.O. BOX 7566
       RETIREMENT PRODUCTS & SERVICES              WASHINGTON, D.C. 20044
             ONE COPLEY PLACE                          (202) 662-5238
        BOSTON, MASSACHUSETTS 02116
              (617) 348-9600


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

Approxiamte date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box.                                                    /X/

                                    PART I
                      INFORMATION REQUIRED IN PROSPECTUS



Attached hereto and made a part hereof is the Prospectus dated May 3, 1999.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                                                     MAY 3, 1999


                                    PROFILE


                                   COMPASS G
                           COMBINATION FIXED/VARIABLE
                                 GROUP ANNUITY


      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING A CERTIFICATE UNDER THE CONTRACT. THE CONTRACT AND CERTIFICATE ARE MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

      1. THE COMPASS G ANNUITY


      The Compass G Combination Fixed/Variable Group Annuity is a master group flexible payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. We issue the Contract to the employer or other group that establishes the plan, which we call the "Owner." We issue a certificate to each participant under the Contract (a "Certificate"). The Contract and Certificate are intended to help you achieve your retirement savings or other long-term investment goals.


      The Certificate has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase payments are made under the Certificate; any investment earnings under your Certificate accumulate on a tax-deferred basis and are taxed as income only when withdrawn. The Owner (or you, if permitted by your plan) determine the length of the Accumulation Phase. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Certificate during the Accumulation Phase.

      The Owner (or you, if permitted by your plan) may choose among a range of variable investment options and fixed interest options. For a variable investment return, the Owner (or you, if permitted by your plan) choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding series of the MFS/Sun Life Series Trust (collectively, the "Series") or one of the mutual funds (the "Mutual Funds") listed in Section 4. However, if you participate under a Contract that is not tax-qualified or that is not held by a trustee or custodian on behalf of the Owner, only Sub-Accounts that invest in the Series may be chosen. The value of any portion of your Certificate allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Series or Mutual Funds selected, and you may experience losses. For a fixed interest rate, the Owner (or you, if permitted by your plan) may choose one or more of the 1, 3, 5 or 7 year Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time.


      The Contract and Certificate are designed to meet your need for investment flexibility. At any time amounts allocated among up to 18 of the available variable and fixed options. Until we begin making annuity payments under your Certificate, the Owner (or you, if permitted by your plan) can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.


      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as the Owner (or you, if permitted by your plan) can elect to have your Certificate's value accumulate on either a variable or fixed basis, or a combination of both, the Owner (or you, if permitted by your plan) can elect to receive annuity payments on either a variable or fixed basis or both. Annuity payment methods (1), (2) and (3) described below are available to provide either a fixed or variable annuity (or a combination of both) and annuity payment methods (4) and (5) are available only to provide a fixed annuity. If any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. The Owner (or you, if permitted by your plan) can select from among the following methods of receiving either variable or fixed annuity payments under your Certificate: (1) monthly payments continuing for your lifetime; (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years if you die before the end of the period selected; (3) monthly payments for your lifetime and the life of another designated person (usually your spouse); (4) fixed monthly payments for a specified number of years; and (5) a fixed payment option where we will hold the amount applied to provide fixed annuity payments, with interest accrued at the rate we determine from time to time, which will be at least 4% per year. We may also agree to other annuity options in our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CERTIFICATE

      The amount of Purchase Payments made under a Certificate may vary; however, we will not accept Purchase Payments that, on an annualized basis, are less than $300 in the first year of the Certificate, and each Purchase Payment must be at least $25. We will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance.

      4. ALLOCATION OPTIONS

      The Owner (or you, if permitted by your plan) may allocate money among Sub-Accounts investing in the following Mutual Funds and Series of the MFS/Sun Life Series Trust:


 MUTUAL FUNDS                                         SERIES OF SERIES TRUST
 MFS Global Governments Fund                          Money Market Series
 MFS Bond Fund                                        High Yield Series
 MFS Total Return Fund                                Capital Appreciation Series
 Massachusetts Investors Trust                        Government Securities Series
 Massachusetts Investors Growth Stock Fund
 MFS Growth Opportunities Fund


      Market conditions will determine the value of an investment in any Mutual Fund or Series. Each Mutual Fund is described in the Prospectus of that Mutual Fund and each Series is described in the Prospectus of the MFS/Sun Life Series Trust.

      In addition to these variable options, the Owner (or you, if permitted by your plan) may allocate money to one or more of the 1, 3, 5 or 7 year Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.

      5. EXPENSES

      The charges under the Contracts are as follows:

      We impose an annual Account Fee on your Account that ranges from $12 to $25, depending on the total amount of Purchase Payments made to all Certificates under the Contract. We also deduct insurance charges ranging from 0.95% to 1.30% per year of the average daily value of the Certificate allocated among the Sub-Accounts, depending on the total amount of Purchase Payments made to all Certificates under the Contract.

      There are no sales charges when you purchase your Compass G Annuity. However, if money is withdrawn from your Account, we will, with certain exceptions, impose a withdrawal charge. Your Certificate allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of the withdrawal is subject to a withdrawal charge equal to a percentage of each purchase payment withdrawn and is determined in accordance with the table below. The percentage varies according to the number of Account years the purchase payment has been held in your account, including the year in which you made the payment, but not the year in which you withdraw it.


   NUMBER OF
 ACCOUNT YEARS     PERCENTAGE
---------------- ---------------
  0-2                    6%
  3                      5%
  4                      4%
  5                      3%
  6                      2%
  7                      1%
  8                      0%


      If the Owner withdraws, borrows, transfers, or annuitizes (for a payout period of less than five years) money allocated to a 3, 5 or 7 year Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to your Guarantee Period, and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the rate currently declared, then the adjustment will decrease your Account value. Conversely, if your Guaranteed Interest Rate is higher than the current rate, the adjustment will increase your Account value.


      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Series and each Mutual Fund, which range from 0.56% to 1.32% of the average net assets of the Series or Mutual Fund, depending upon the Series or Mutual Fund selected.


      The following chart is designed to help you understand the expenses you will incur under your Certificate, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses for each Series or Mutual Fund. The next two columns show two examples of the expenses, in dollars, you would pay under a Certificate. The examples assume that you invested $1,000 in a Certificate that earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.


      "Total Annual Insurance Charges" include the insurance charges of 1.30%, plus an additional 0.30%, which is used to represent the annual Account Fee, each of which is based on an assumed $8,333 of Purchase Payments made to all Certificates under the Contract. The actual impact of the Account Fee may be greater or less than 0.30%, depending upon the Contract.



                                                                                          EXAMPLES:
                                            TOTAL ANNUAL    TOTAL ANNUAL    TOTAL     -----------------
                                              INSURANCE        SERIES       ANNUAL       1        10
 SUB-ACCOUNT                                   CHARGES        EXPENSES     EXPENSES    YEAR     YEARS
 ----------------------------------------  ---------------  ------------   --------   -------  --------
 MFS Global Governments Fund.............       1.60%          1.32%         2.92%    $   85   $   324
                                           (1.30% + 0.30%)
 MFS Bond Fund...........................       1.60%          0.94%         2.54%    $   81   $   288
                                           (1.30% + 0.30%)
 MFS Total Return Fund...................       1.60%          0.90%         2.50%    $   81   $   284
                                           (1.30% + 0.30%)
 Massachusetts Investors Trust...........       1.60%          0.87%         2.47%    $   81   $   281
                                           (1.30% + 0.30%)
 Massachusetts Investors Growth Stock           1.60%          0.89%         2.49%    $   81   $   283
  Fund...................................  (1.30% + 0.30%)
 MFS Growth Opportunities Fund...........       1.60%          0.78%         2.38%    $   80   $   272
                                           (1.30% + 0.30%)
 MFS/Sun Life Money Market Series........       1.60%          0.56%         2.16%    $   78   $   249
                                           (1.30% + 0.30%)

                                                                                          EXAMPLES:
                                            TOTAL ANNUAL    TOTAL ANNUAL    TOTAL     -----------------
                                              INSURANCE        SERIES       ANNUAL       1        10
 SUB-ACCOUNT                                   CHARGES        EXPENSES     EXPENSES    YEAR     YEARS
 ----------------------------------------  ---------------  ------------   --------   -------  --------
 MFS/Sun Life High Yield Series..........       1.60%          0.82%         2.42%    $   80   $   276
                                           (1.30% + 0.30%)
 MFS/Sun Life Capital Appreciation              1.60%          0.77%         2.37%    $   80   $   271
  Series.................................  (1.30% + 0.30%)
 MFS/Sun Life Government Securities             1.60%          0.62%         2.22%    $   78   $   255
  Series.................................  (1.30% + 0.30%)


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.

      6. TAXES

      Your earnings are not taxed until you take them out of your Certificate. If you take money out, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable as income, unless your Certificate is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution), in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.

      7. ACCESS TO YOUR MONEY

      The Owner (or you, if permitted by your plan) can withdraw money from your Certificate at any time during the Accumulation Phase. A portion of the value of your Certificate may be withdrawn in each year without the imposition of the withdrawal charge -- 10% of all Payments made in the last 7 years, plus any Payment we have held for at least 7 years. We do not apply any withdrawal charge to withdrawals made from a Certificate that has been established for at least 12 years, regardless of the amount or when any Purchase Payments were made. All other Purchase Payments you withdraw will be subject to a withdrawal charge ranging from 6% to 0%. You may also be required to pay income tax and possible tax penalties on any money you withdraw.


      We do not assess a withdrawal charge upon transfers or annuitization if the payout period is at least five years.


      In addition to the withdrawal charge, amounts withdraw, borrowed, transfer or annuitized (for payout periods of less than five years) from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

      We also make loans under tax-qualified Contracts.

      8. PERFORMANCE

      If you invest in one or more Sub-Accounts, the value of your Certificate will increase or decrease depending upon the investment performance of the Series or Mutual Funds chosen.

      The following chart shows total returns for investment in the Sub-Accounts where the corresponding Mutual Fund or Series has at least one full calendar year of operations. The returns reflect all charges and deductions of the Mutual Funds, Series and Sub-Accounts and deduction of the annual Account Fee. They do not reflect deduction of any withdrawal charges or premium taxes. These charges, if included, would reduce the performance numbers shown. Past performance is not a guarantee of future results.

                                                              CALENDAR YEAR
                                           ----------------------------------------------------
 SUB-ACCOUNT                                 1998       1997        1996      1995       1994
 ----------------------------------------  --------   ---------   --------   -------   --------

 MFS Bond Series.........................      3.12%       8.88%      2.55%    19.83%     (6.26)%
 Capital Appreciation Series.............     27.02%      21.51%     19.88%    32.71%     (4.89)%
 MFS Global Governments Series...........      2.72%      (0.98)%     3.98%    13.94%     (7.78)%
 Government Securities Series............      7.29%       7.31%      0.26%    16.10%     (3.47)%
 Growth Opportunities Series.............     27.49%      21.70%     20.20%    32.73%     (5.40)%
 High Yield Series.......................     (0.73)%     11.71%     10.62%    15.50%     (3.54)%
 Massachusetts Investors Growth Stock
   Series................................     38.15%      46.31%     21.14%    26.76%     (7.97)%
 Massachusetts Investors Trust...........     21.34%      29.92%     24.30%    37.46%     (2.34)%
 Money Market Series.....................      3.63%       3.68%      3.52%     4.05%      2.32%
 MFS Total Return Series.................     10.47%      19.05%     13.22%    25.31%     (3.99)%
 Utilities Series........................     15.89%      30.80%     18.57%    30.48%     (6.36)%


 SUB-ACCOUNT                                 1993       1992       1991       1990        1989
 ----------------------------------------  --------   --------   --------   ---------   ---------
 MFS Bond Series.........................     12.32%      4.86%     17.44%       4.99%      11.99%
 Capital Appreciation Series.............     16.44%     12.05%     39.08%      10.90%      45.26%
 MFS Global Governments Series...........     16.78%      0.01%     12.21%      16.29%       6.04%
 Government Securities Series............      7.26%      5.37%     14.29%       7.40%      11.34%
 Growth Opportunities Series.............     14.30%      6.14%     20.91%      (5.85)%     26.83%
 High Yield Series.......................     16.18%     13.45%     45.79%     (15.56)%      2.25%
 Massachusetts Investors Growth Stock
   Series................................     12.97%      5.08%     45.91%      (5.97)%     34.00%
 Massachusetts Investors Trust...........      8.56%      5.98%     26.12%       1.40%      34.35%
 Money Market Series.....................      1.27%      1.97%      4.43%       6.42%       7.46%
 MFS Total Return Series.................     13.64%      9.17%     20.14%      (3.57)%     21.42%
 Utilities Series........................     --         --         --         --          --


      9. DEATH BENEFIT

      If you die before your Certificate reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date", which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      The death benefit is equal to the greater of (1) the value of your Account on the Death Benefit Date and (2) the total of the Purchase Payments made to your Account, minus all withdrawals and loans. The death benefit also will be reduced by any unpaid net loan interest.

      10. OTHER INFORMATION

      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit.

      WHO SHOULD PURCHASE A CERTIFICATE? The Contract and the Certificates issued under the Contract are designed for those seeking long-term tax deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should not buy a Certificate if you are looking for a short-term investment or if you cannot risk a decrease in the value of your investment.


      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation of each transaction within your Certificate. On an annual basis, you will receive a complete statement of your transactions over the past [YEAR] and a summary of your Account values during that period.


      11. INQUIRIES


      If you would like more information about buying a Certificate, please contact your plan administrator. If you have any other questions, please contact us at:


    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
    ANNUITY SERVICE MAILING ADDRESS
    C/O RETIREMENT PRODUCTS AND SERVICES
    P.O. BOX 1024
    BOSTON, MASSACHUSETTS 02103
    TEL: TOLL FREE (800) 752-7215
      IN MASSACHUSETTS (617) 348-9600

                                                                      PROSPECTUS


                                                                     MAY 3, 1999



                                   COMPASS G
                           COMBINATION FIXED/VARIABLE
                                 GROUP ANNUITY


      Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account D offer the master group flexible payment deferred annuity contracts described in this Prospectus to groups for use in connection with employer, association and other group retirement plans.

      Contract owners may choose among a range of variable investment options and fixed options. The variable options are Sub-Accounts in the Variable Account. Each Sub-Account invests in one of following the mutual funds (the "Mutual Funds") advised by our affiliate Massachusetts Financial Services Company ("MFS"), or one of the following series of the MFS/Sun Life Series Trust (the "Series Fund"), which also is a mutual fund advised by MFS:


MUTUAL FUNDS                                   SERIES OF SERIES FUND
MFS Global Governments Fund                    Money Market Series
MFS Bond Fund                                  High Yield Series
MFS Total Return Fund                          Capital Appreciation Series
Massachusetts Investors Trust                  Government Securities Series
Massachusetts Investors Growth Stock Fund
MFS Growth Opportunities Fund


      If a Contract is not tax qualified or is not held by a trustee or custodian on behalf of the group or entity, the Contract owner may only choose among the Sub-Accounts that invest in the Series Fund.

      The fixed account options are available for time periods of 1, 3, 5, or 7 years, called Guarantee Periods, and pay interest at a guaranteed rate for each period. The Guarantee Periods are available for all Contracts.

      THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE SERIES FUND. FOR TAX QUALIFIED CONTRACTS HELD BY A TRUSTEE OR CUSTODIAN, THIS PROSPECTUS ALSO MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR EACH OF THE MUTUAL FUNDS. PLEASE READ THIS PROSPECTUS, THE SERIES FUND PROSPECTUS, AND, IF APPLICABLE, THE MUTUAL FUND PROSPECTUSES CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPASS G ANNUITY, THE SERIES FUND AND THE MUTUAL FUNDS.


      We have filed a Statement of Additional Information dated May 3, 1999 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 60 of this Prospectus. You may obtain a copy without charge by writing to our Annuity Service Mailing Address or by telephoning (800) 752-7215 or (617) 348-9600. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


      THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

      THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING ADDRESS:

          ANNUITY SERVICE MAILING ADDRESS, C/O SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
        RETIREMENT PRODUCTS AND SERVICES, P.O. BOX 1024, BOSTON, MASSACHUSETTS 02103

                               TABLE OF CONTENTS


                                                                                                                   PAGE
Special Terms                                                                                                            4
Expense Summary                                                                                                          4
Summary of Contract Expenses                                                                                             4
Condensed Financial Information                                                                                          7
The Compass G Combination Fixed/Variable Group Annuity                                                                   7
Communicating to Us About the Contract                                                                                   7
Sun Life Assurance Company of Canada (U.S.)                                                                              8
The Variable Account                                                                                                     8
    Variable Account Options -- The MFS/Sun Life Series Trust                                                            8
    The Mutual Funds                                                                                                     9
    MFS                                                                                                                 10
The Fixed Account                                                                                                       10
    The Fixed Account Options: The Guarantee Periods                                                                    11
The Accumulation Phase                                                                                                  11
    Issuing Your Certificate                                                                                            11
    Amount and Frequency of Purchase Payments                                                                           11
    Allocation of Net Purchase Payments                                                                                 11
    Your Account                                                                                                        12
    Your Account Value                                                                                                  12
    Variable Account Value                                                                                              12
    Fixed Account Value                                                                                                 13
    Transfer Privilege                                                                                                  14
Withdrawals, Withdrawal Charge, Market Value Adjustment and Loan Provision                                              14
    Cash Withdrawals                                                                                                    14
    Withdrawal Charge                                                                                                   15
    Market Value Adjustment                                                                                             17
    Loans (Qualified Contracts Only)                                                                                    17
Contract Charges                                                                                                        18
    Account Fee                                                                                                         18
    Mortality and Expense Risk Charge                                                                                   19
    Premium Taxes                                                                                                       19
    Mutual Fund and Series Fund Expenses                                                                                19
    Modification of Charges                                                                                             19
Death Benefit                                                                                                           19
    Amount of Death Benefit                                                                                             20
    Method of Paying Death Benefit                                                                                      20
    Non-Qualified Contracts                                                                                             20
    Selection and Change of Beneficiary                                                                                 21
    Payment of Death Benefit                                                                                            21
    Due Proof of Death                                                                                                  21
The Income Phase -- Annuity Provisions                                                                                  21
    Selection of the Annuity Commencement Date                                                                          21
    Annuity Options                                                                                                     22
    Selection of Annuity Option                                                                                         22
    Amount of Annuity Payments                                                                                          23
    Annuity Options as Method of Payment for Death Benefit                                                              24

Other Contract Provisions                                                                                               24
    Exercise of Contract Rights                                                                                         24
    Change of Ownership                                                                                                 25
    Voting of Mutual Fund and Series Fund Shares                                                                        25
    Periodic Reports                                                                                                    26
    Substitution of Securities                                                                                          26
    Change in Operation of Variable Account                                                                             26
    Splitting Units                                                                                                     27
    Modification                                                                                                        27
    Discontinuance of New Participants                                                                                  27
    Custodian                                                                                                           27
    Right to Return (IRAs Only)                                                                                         27
Federal Tax Status                                                                                                      28
Texas Optional Retirement Program                                                                                       32
Administration of the Contracts                                                                                         32
Distribution of the Contracts                                                                                           32
Available Information                                                                                                   33
Incorporation of Certain Documents by Reference                                                                         33
Legal Proceedings                                                                                                       33
Accountants                                                                                                             33
Financial Statements                                                                                                    33
Table of Contents of Statement of Additional Information                                                                58
Appendix A -- Glossary                                                                                                  60
Appendix B -- Condensed Financial Information -- Accumulation Unit Values                                               63
Appendix C -- Withdrawals, Withdrawal Charges and the Market Value Adjustment                                           64

                                 SPECIAL TERMS

      The Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY


      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Series Fund and Mutual Fund. The table should be considered together with the narrative provided under the heading "Contract Fees" in this Prospectus, and with the Series Fund's prospectus. In addition to the expenses listed below, we may deduct premium taxes.



                          SUMMARY OF CONTRACT EXPENSES



      The purpose of the following table is to help Owners, Participants and prospective purchasers to understand the costs and expenses that are borne, directly and indirectly, by Owners and/or Participants WHEN PAYMENTS ARE ALLOCATED TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of the Funds. The expense information for certain Funds has been restated to reflect current fees. The information set forth should be considered together with the narrative provided under the heading "How the Contract Charges Are Assessed" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, premium taxes may be applicable.



                                                    MONEY       HIGH          CAPITAL        GOVERNMENT
                                                   MARKET       YIELD      APPRECIATION      SECURITIES
OWNER TRANSACTION EXPENSES                         SERIES      SERIES         SERIES           SERIES
------------------------------------------------  ---------   ---------   ---------------   -------------
Sales Load Imposed on Purchases.................     0              0              0               0
Deferred Sales Load (as a percentage of Purchase
  Payments withdrawn) (1)
  Years Payment in Participant's Account
    0-2.........................................        6%          6%                6%              6%
    3...........................................        5%          5%                5%              5%
    4...........................................        4%          4%                4%              4%
    5...........................................        3%          3%                3%              3%
    6...........................................        2%          2%                2%              2%
    7...........................................        1%          1%                1%              1%
    8...........................................        0%          0%                0%              0%
Exchange Fee....................................        0           0                 0               0
ANNUAL CONTRACT FEE (2)                                              $25 per Contract
------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
------------------------------------------------
(as a percentage of average separate account assets)
Mortality and Expense Risk Fees (2).............        1.30%       1.30%             1.30%           1.30%
Other Fees and Expenses of the Separate
  Account.......................................        0.00%       0.00%             0.00%           0.00%
Total Separate Account Annual Expenses..........        1.30%       1.30%             1.30%           1.30%
FUND ANNUAL EXPENSES
------------------------------------------------
(as a percentage of Fund average net assets)
Management Fees.................................        0.50%       0.75%             0.73%           0.55%
Other Expenses..................................        0.06%       0.07%             0.04%           0.07%
Total Fund Annual Expenses......................        0.56%       0.82%             0.77%           0.62%



                          (See footnotes on next page)

OWNER TRANSACTION EXPENSES                          MWG          MFB         MTR      MIT      MIG       MGO
------------------------------------------------  --------     --------     ------   ------   ------   -------
Sales Load Imposed on Purchases.................       0           0           0        0        0         0
Deferred Sales Load (as a percentage of Purchase
  Payments withdrawn) (1)
  Years Payment in Participant's Account
    0-2.........................................      6%           6%           6%       6%       6%       6%
    3...........................................      5%           5%           5%       5%       5%       5%
    4...........................................      4%           4%           4%       4%       4%       4%
    5...........................................      3%           3%           3%       3%       3%       3%
    6...........................................      2%           2%           2%       2%       2%       2%
    7...........................................      1%           1%           1%       1%       1%       1%
    8...........................................      0%           0%           0%       0%       0%       0%
Exchange Fee....................................      0            0            0        0        0        0
ANNUAL CONTRACT FEE (2)                                                 $25 per Contract
------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
------------------------------------------------
(as a percentage of average separate account assets)
Mortality and Expense Risk Fees (2).............      1.30%        1.30%        1.30%     1.30%     1.30%     1.30%
Other Fees and Expenses of the Separate
  Account.......................................      0.00%        0.00%        0.00%     0.00%     0.00%     0.00%
Total Separate Account Annual Expenses..........      1.30%        1.30%        1.30%     1.30%     1.30%     1.30%
FUND ANNUAL EXPENSES
------------------------------------------------
(as a percentage of Fund average net assets)
Management Fees.................................      0.75%        0.38%        0.34%     0.33%     0.33%     0.42%
12b-1 Fees(3)...................................      0.25%(4)     0.30%(6)     0.35%     0.35%     0.35%     0.18%(4)(5)
Other Expenses(7)...............................      0.32%        0.26%        0.21%     0.19%     0.21%     0.18%
Total Fund Annual Expenses......................      1.32%        0.94%        0.90%     0.87%     0.89%     0.78%


------------

(1) A portion of the Participant's Account may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been held by the Company for seven years it may be withdrawn free of any withdrawal charge.



(2) The Annual Contract Fee ("Account Fee") and Mortality and Expense Risk Fees ("Asset Charge") decline based on total Purchase Payments credited to all Participant's Accounts under a Contract in accordance with the following schedule:



PURCHASE PAYMENTS                                  ACCOUNT FEE   ASSET CHARGE
-------------------------------------------------  -----------   ------------
          up to $250,000 .........................     $25             1.30%
  $250,000 to $1,499,999 .........................     $18             1.25%
$1,500,000 to $4,999,999 .........................     $15             1.10%
     $5,000,000 and over .........................     $12             0.95%



(3) Each of the Funds except MMM and MMG has adopted a distribution plan for its shares in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended, which provides that it will pay distribution/service fees aggregating up to (but not necessarily all of) 0.35% per annum of the average daily net assets attributable to the Class A shares. See "Information Concerning Shares of the Fund -- Distribution Plan" in the Fund's Prospectus.



(4) Payment of the 0.10% per annum Class A distribution fee will be imposed on such date as the Trustees of the Fund may determine.



(5) The 0.35% per annum distribution/service fee is reduced to 0.25% for shares purchased prior to March 1, 1991.



(6) 0.05% of the Class A distribution fee is currently being paid by the Fund. Payment of the remaining portion of the Class A distribution fee will become payable upon such date as the Trustees of the Trust may determine.



(7) Each Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into other such arrangements and directed brokerage arrangements (which would also have the effect of reducing the Fund's expenses). Any such reductions are reflected under "Other Expenses."

                                    EXAMPLES

      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                               1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                                               ------- -------- -------- ---------
 MFS Global Governments Fund.................................    $85     $139     $184     $324
 MFS Bond Fund...............................................    $81     $128     $166     $288
 MFS Total Return Fund.......................................    $81     $127     $164     $284
 Massachusetts Investors Trust...............................    $81     $126     $163     $281
 Massachusetts Investors Growth Stock Fund...................    $81     $126     $164     $283
 MFS Growth Opportunities Fund...............................    $80     $123     $156     $272
 Money Market Series.........................................    $78     $117     $147     $249
 High Yield Series...........................................    $80     $124     $160     $276
 Capital Appreciation Series.................................    $80     $123     $158     $271
 Government Securities Series................................    $78     $119     $150     $255


      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                               1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                                               ------- -------- -------- ---------
 MFS Global Governments Fund.................................    $30     $90      $154     $324
 MFS Bond Fund...............................................    $26     $79      $135     $288
 MFS Total Return Fund.......................................    $25     $78      $133     $284
 Massachusetts Investors Trust...............................    $25     $77      $132     $281
 Massachusetts Investors Growth Stock Fund...................    $25     $78      $133     $283
 MFS Growth Opportunities Fund...............................    $24     $74      $127     $272
 Money Market Series.........................................    $22     $68      $116     $249
 High Yield Series...........................................    $25     $75      $129     $276
 Capital Appreciation Series.................................    $24     $74      $127     $271
 Government Securities Series................................    $23     $69      $119     $255


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                        CONDENSED FINANCIAL INFORMATION



      Ten-year historical information about the value of the units we use to measure the variable portion of Contracts ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix B.



             THE COMPASS G COMBINATION FIXED/VARIABLE GROUP ANNUITY



      Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account D (the "Variable Account") offer the Compass G Combination Fixed/ Variable Group Annuity to employers, associations and other groups for use in connection with their retirement plans. We issue the Contract to the Owner. The Contract covers all individuals participating under the Contract. Each individual receives a Certificate that evidences his or her participation under the Contract.


      In this Prospectus, unless we state otherwise, we refer to the employer, association or other group establishing the Contract as the "Owner" even though the legal owner of the Contract may be a trustee or custodian. We refer to participating individuals under Contracts as "Participants" and we refer to Participants as "you." For the purpose of determining benefits under a Contract, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account." We will only accept instructions and elections regarding Participant Accounts from the Owner. However, under the terms of your particular plan, you may be entitled to make certain decisions and elections which the Owner will communicate to us on your behalf.

      The Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which payments are made under the Contract and allocated to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount accumulated. The Contract provides tax deferral, so that you do not pay taxes on your earnings under the Contract until they are withdrawn. It provides a death benefit if you die during the Accumulation Phase. Finally, if the Owner (or you, if permitted by your plan) so elects, during the Income Phase we will make payments to you for life or for another period that the Owner (or you, if permitted by your plan) chooses.

      The Owner (or you, if permitted by your plan) chooses these benefits on a variable or fixed basis or a combination of both. When a variable investment option or a Variable Annuity option is chosen, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these options, you assume all investment risk under the Contract. When a Guarantee Period in our Fixed Account or a Fixed Annuity option is chosen, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 4% per year, compounded annually.

      The Contracts are designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408(c), 408(k) or 408(p) of the Internal Revenue Code. After May 1, 1990 we will not issue Contracts for use with deferred compensation plans established under Section 457 of the Code. The Contracts are also designed so that they may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts."

                     COMMUNICATING TO US ABOUT THE CONTRACT

      All materials sent to us, including Purchase Payments, must be sent to our Annuity Service Mailing Address set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215 or (617) 348-9600.

      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at the Annuity Service Mailing Address. However, we will consider Purchase Payments, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

      When we specify that notice to us must be in writing, we reserve the right, in our sole discretion, to accept notice in another form.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 48 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) is a mutual life insurance company incorporated pursuant to Act of Parliament of Canada in 1865 and currently transacts business in all of the Canadian provinces and territories, all U.S. states (except New York), the District of Columbia, Puerto Rico, the Virgin Islands, Great Britain, Ireland, Hong Kong, Bermuda and the Philippines.

                              THE VARIABLE ACCOUNT

      We established the Variable Account as a separate account on August 20, 1985, pursuant to a resolution of our Board of Directors. Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in (1) shares of one of the four Series of the MFS/Sun Life Series Trust (the "Series Fund") that we offer for the Contracts and (2) for Qualified Contracts held by a trustee or custodian on behalf of the entity or group, Class A shares of one of the Mutual Funds. All amounts allocated to the Variable Account will be used to purchase Mutual Fund or Series Fund shares as designated by the Owner (or you, if permitted by your plan) at their net asset value. Any and all distributions made by the Mutual Funds or Series Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, loans, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Mutual Fund or Series Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Series Fund and Mutual Fund shares at all times.

                            VARIABLE ACCOUNT OPTIONS
                         THE MFS/SUN LIFE SERIES TRUST

      The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

      The Series Fund is composed of 26 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 26 Series, each corresponding to one of the portfolios. The Contracts provide for investment by the Sub-Accounts in shares of the 4 Series of the Series Fund described below. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.


     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.


     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain lower rated categories or unrated securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").



     MONEY MARKET SERIES will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.


      A more detailed description of the Series Fund, its management, its investment objectives, policies and restrictions and its expenses may be found in the accompanying current prospectus of the Series Fund, and in the Series Fund's Statement of Additional Information, which is available by calling 1-800-752-7215.

      The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Series which is involved in the conflict or substitution of shares of other Series or other mutual funds.

      For Non-Qualified Contracts used for deferred compensation and payroll savings plans and Qualified Contracts that are not held by trustees or custodians, the Series of the Series Fund described above are the only variable investment options available.

THE MUTUAL FUNDS


      For Qualified Contracts that are held by a trustee or custodian on behalf of the entity or group, the following Mutual Funds also are available as variable investment options.



     MFS-REGISTERED TRADEMARK- GLOBAL GOVERNMENTS FUND ("MWG") (formerly, MFS-Registered Trademark- World Governments Fund) will seek income and capital appreciation. The Fund invests, under normal conditions, at least 65% of its total assets in U.S. Government securities and foreign government securities (including emerging market securities). The Fund may also invest in corporate bonds, including lower rated bonds (junk bonds), and mortgage-backed and asset-backed securities.



     MFS-REGISTERED TRADEMARK- BOND FUND ("MFB") will primarily seek to provide as high a level of current income as is believed to be consistent with prudent risk. The Fund's secondary objective is to protect shareholders' capital. MFB invests, under normal market conditions, at least 65% of its total assets in corporate bonds, U.S. Government securities and mortgage-backed and asset-backed securities.



     MFS-REGISTERED TRADEMARK- TOTAL RETURN FUND ("MTR") will seek to obtain above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital. Its secondary objective is to seek reasonable opportunity for growth of capital and income. MFS is a "balanced fund" and invests in a combination of equity and fixed income securities. Under normal market conditions, the Fund invests: (i) at least 40%, but not more than 75%, of its net assets in common stocks and related securities (referred to as equity securities), such as preferred stock, bonds, warrants or tights convertible into stock, and depositary receipts for those securities, and
     (ii) at least 25% of its net assets in non-convertible fixed income securities.



     MASSACHUSETTS INVESTORS TRUST ("MIT") will seek reasonable current income and long-term growth of capital and income. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stock, convertible securities, and depositary receipts. While MIT may invest in companies of any size, it generally focuses on companies with larger market capitalizations that its investment adviser believes have sustainable growth prospects and attractive valuations based on current and expected earnings or cash flow.



     MASSACHUSETTS INVESTORS GROWTH STOCK FUND ("MIG") will seek long-term growth of capital and future income rather than current income. The Fund invests its assets (except for working cash balances) in the common stocks, or securities convertible into common stocks, of companies which its investment adviser believes offer better-than-average prospects for long-term growth.



     MFS-REGISTERED TRADEMARK- GROWTH OPPORTUNITIES FUND ("MGO") will seek growth of capital. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities (such as preferred stock, convertible securities, and depositary receipts) of companies with the Fund's investment adviser believes possess above-average growth opportunities. MGO also invests in fixed income securities when relative values or economic conditions make these securities attractive.



      A more detailed description of each Mutual Fund, its management, its investment objectives, policies and restrictions and its expenses may be found in the accompanying current prospectus of that Mutual Fund, and in that Mutual Fund's Statement of Additional Information, which are available by calling 1-800-752-7215.


MFS


      Each of the Mutual Funds and the Series Fund pays fees to MFS for its services pursuant to investment advisory agreements. MFS also serves as investment adviser to the other funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory agreements is solely that of MFS. We undertake no obligation in this regard.


                               THE FIXED ACCOUNT

      The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts allocated to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

      We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality. We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      The Owner (or you, if permitted by your plan) may elect one or more of the 1, 3, 5 or 7 year Guarantee Periods we make available for the Contracts. We publish Guaranteed Interest Rates for each Initial and Subsequent Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 4% per year, compounded annually. Also, once we have accepted an allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

      We determine Guaranteed Interest Rates in our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest with amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

      Early withdrawals from allocations to a 3, 5 or 7 year Initial or Subsequent Guarantee Period, including cash withdrawals, transfers, loans and commencement of an annuity with a payout period of less than five years, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Cash Withdrawals, Withdrawal Charge, Market Value Adjustment and Loan Provision."

                             THE ACCUMULATION PHASE


      During the Accumulation Phase, payments are made into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if the Contract is surrendered, your Account is withdrawn in full or you die before the Annuity Commencement Date.


ISSUING YOUR CERTIFICATE

      To purchase a Compass G Annuity, a completed Participant Enrollment Form and your initial Purchase Payment are sent to us for acceptance. We issue a Certificate to you as a Participant under a Contract when we accept your Participant Enrollment Form.


      We will credit your initial Purchase Payment to your Account within two business days of receiving your completed Participant Enrollment Form. If your Participant Enrollment Form is not complete, we will notify you. If we do not have the necessary information to complete the Participant Enrollment Form within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Participant Enrollment Form is made complete. Then we will apply the Purchase Payment within 2 business days of when the Participant Enrollment Form is complete.


AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS


      The amount of Purchase Payments may vary; however, we will not accept Purchase Payments that, on an annualized basis, are less than $300 for the first Account Year, and each Purchase Payment must be at least $25. In addition, we will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.


ALLOCATION OF NET PURCHASE PAYMENTS


      Each Purchase Payment may be allocated among the different Sub-Accounts and Initial Guarantee Periods we offer. In your Participant Enrollment Form, you specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. The Owner (or you, if permitted by your plan) may change the allocation factors for future Payments by sending us written notice of the change, on our required form. We will use the new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

      Although it is currently not our practice, we may deduct applicable premium or similar taxes from Purchase Payments. See "Contract Charges -- Premium Taxes." In that case, we will credit the Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Certificate.

YOUR ACCOUNT VALUE

      Your Account Value is the sum of the value of the two components of your
Certificate: the Variable Account portion of your Certificate ("Variable Account Value") and the Fixed Account portion of your Certificate ("Fixed Account Value"). These two components are calculated separately, as described below.

VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE

      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result, where:

    (a) is the net result of:

       (1) the net asset value of a Mutual Fund share or Series share held in the Sub-Account determined as of the end of the Valuation Period, plus

       (2) the per share amount of any dividend or other distribution declared by the Mutual Fund or Series issuing the shares held in the Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

       (3) a per share credit or charge with respect to any taxes paid, or reserved for by us during the Valuation Period which are determined to be attributable to the operation of the Sub-Account (no federal income taxes are applicable under present law);

    (b) is the net asset value of a Mutual Fund share or Series share held in the Sub-Account determined as of the end of the preceding Valuation Period; and

    (c) is the risk charge factor determined by us for the Valuation Period to reflect the charge for assuming the mortality and expense risks.

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when amounts are transferred, withdrawn or borrowed from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      INITIAL AND SUBSEQUENT GUARANTEE PERIODS


      Net Purchase Payments may be allocated to any Initial Guarantee Period we offer. Unless, within the 30 day period before the Expiration Date of an Initial Guarantee Period, we receive written notice from the Owner electing a different Subsequent Guarantee Period from among those we then offer, a Subsequent Guarantee Period of the same duration as the Initial Guarantee Period will begin automatically for the amount then allocated to the Initial Guarantee Period on the first day following the Expiration Date of the Initial Guarantee Period. Each Subsequent Guarantee Period also will automatically renew for another Subsequent Guarantee Period of the same length unless the Owner elects a different Subsequent Guarantee Period within the 30 day period prior to the Expiration Date of the current Subsequent Guarantee Period.


      FIXED ACCUMULATION UNITS

      In order to calculate your Fixed Account Value, we use a measure called a Fixed Accumulation Unit for each Guarantee Period. Your Fixed Account Value is the sum of the values of all Fixed Accumulation Units credited to your Account.

      We determine the number of Fixed Accumulation Units credited to your Account by dividing the dollar amount of a Net Purchase Payment allocated to an Initial Guarantee Period by the value of the Fixed Accumulation Unit related to that Guarantee Period for the Valuation Period during which we receive the Purchase Payment.

      FIXED ACCUMULATION UNIT VALUE


      We establish the value of each type of Fixed Accumulation Unit at $10.00 for the first Valuation Period of the calendar month in which a Purchase Payment is credited to your Account. The value of the Fixed Accumulation Unit increases for each successive Valuation Period as interest is accrued at the applicable Guaranteed Interest Rate. At the end of any Initial Guarantee Period we will exchange the Fixed Accumulation Units credited to your Account for a second type of Fixed Accumulation Unit with an equal aggregate value. The value of this second type of Fixed Accumulation Unit will increase for each Valuation Period during each Subsequent Guarantee Period to which your Account is allocated as interest is accrued at the applicable Guaranteed Interest Rate.


      EARLY WITHDRAWALS

      If, before its Expiration Date, an allocation to a 3, 5 or 7 year Guarantee Period is withdrawn, transferred, borrowed or annuitized over a payout period of less than five years, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account

Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, the Owner may transfer all or part of a Participant's Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

    - no more than 12 transfers may be made in any Account Year;

    - the amount transferred from a Sub-Account or Guarantee Period must be at least $1,000 unless the entire balance in that Sub- Account or Guarantee Period is being transferred;

    - your Account Value remaining in a Sub-Account must be at least $1,000; and

    - transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Series Fund or the applicable Mutual Fund.

      There is no charge for transfers; however, transfers out of a 3, 5, or 7 year Guarantee Period will be subject to the Market Value Adjustment. Under current law there is no tax liability for transfers.

      REQUESTS FOR TRANSFERS


      Owners may request transfers in writing.



      If we receive a transfer request before 4:00 p.m. Eastern Time on a Business Day, it will be effective that day. Otherwise, it will be effective the next Business Day.


            WITHDRAWALS, WITHDRAWAL CHARGE, MARKET VALUE ADJUSTMENT
                               AND LOAN PROVISION

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL

      At any time during the Accumulation Phase the Owner may withdraw in cash all or any portion of a Participant's Account Value. To make a withdrawal, the Owner must send us a written request at our Annuity Service Mailing Address. We may require a signature guarantee for withdrawals of more than $5000. In some cases, such as withdrawals by a corporation, partnership, agent or fiduciary, we may require additional documentation.

      A request must specify whether the Owner wants to withdraw the entire amount of a Participant Account or, if less, the amount the Owner wishes to withdraw. Upon request we will notify the Owner of the amount we would pay in the event of a full or partial withdrawal.

      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from a Participant's Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax. See "Federal Tax Status." You should carefully consider these tax consequences before requesting a cash withdrawal.

      FULL WITHDRAWALS

      If the Owner requests a full withdrawal, we calculate the amount we will pay as follows. We start with the total value of the Participant Account at the end of the Valuation Period during which we receive the withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we deduct any applicable withdrawal charge; we deduct the amount, if any, of unpaid Net Loan Interest; and finally, we add or subtract the amount of any Market Value Adjustment applicable to withdrawn Fixed Account Value.

      A full withdrawal results in the surrender of the Participant's Certificate, and cancellation of all of the Participant's rights and privileges under the Contract.


      PARTIAL WITHDRAWALS

      If the Owner requests a partial withdrawal from a Participant Account, we calculate the amount we will pay as follows. We start with the amount specified in the request; we deduct any applicable withdrawal charge; we deduct the amount, if any, of unpaid Net Loan Interest; and finally, we add or subtract the amount of any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account. We reduce the value of the Participant Account by deducting the amount specified in the request. Partial withdrawals may be limited by the maximum loan limitation.

      The Owner may specify the amount to be withdrawn from each Sub-Account and Guarantee Period to which the Participant Account is allocated. If the Owner does not so specify, we will deduct the total amount requested pro rata, based on allocations at the end of the Valuation Period during which we receive the withdrawal request.

      If the Owner requests a partial withdrawal that would result in the Participant's Account Value being reduced to an amount less than the Account Fee for the Account Year in which the withdrawal is made, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT

      We will pay the applicable amount of any full or partial withdrawal within 7 days after we receive the withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts withdrawn from the Variable Account only for following periods:

    - when the New York Stock Exchange is closed except weekends and holidays or when trading on the New York Stock Exchange is restricted;

    - when it is not reasonably practical to dispose of securities held by the Mutual Funds or Series Fund or to determine the value of the net assets of the Mutual Funds or Series Fund, because an emergency exists; or

    - when an SEC order permits us to defer payment for the protection of Participants.

      We also may defer payment of amounts withdrawn from the Fixed Account for up to 6 months from the date we receive a withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS

      If you participate under a Qualified Contract, you should carefully check the terms of the plan for limitations and restrictions on cash withdrawals.

      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Federal Tax Status -- Tax-Sheltered Annuities."

WITHDRAWAL CHARGE

      We do not deduct any sales charge from Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts withdrawn from a Participant Account. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      ORDER OF WITHDRAWAL

      We consider all amounts withdrawn from a Participant Account to be withdrawn first from Purchase Payments that have not previously been withdrawn, starting with the earliest Payment and continuing until all Payments have been withdrawn. Once all Purchase Payments have been withdrawn, we attribute additional amounts withdrawn to "accumulated value"; that is, the portion of a Participant's Account Value that exceeds the total of all Purchase Payments made to the Account.

      For convenience, in this Prospectus we refer to Purchase Payments made during the last 7 Account Years (including the current Account Year) as "New Payments," and all Purchase Payments made before the last 7 Account Years as "Old Payments."

      FREE WITHDRAWAL AMOUNT

      In each Account Year the Owner may withdraw the following amounts from a Participant's Account Value before incurring the withdrawal charge: (1) all Old Payments not previously withdrawn, plus (2) a "free withdrawal amount" equal to 10% of the amount of all New Payments. We will apply the free withdrawal amount to reduce the amount of New Payments withdrawn that is subject to the withdrawal charge, starting with the earliest New Payment. All New Payments withdrawn in excess of the free withdrawal amount will be subject to the withdrawal charge.

      Accumulated value may be withdrawn without the imposition of the withdrawal charge. In addition, we do not apply any withdrawal charge to withdrawals made from a Participant Account that has been established for at least 12 years, regardless of the amount or when any Purchase Payments were made.

      CALCULATION OF WITHDRAWAL CHARGE

      We calculate the amount of the withdrawal charge by multiplying the portion of any New Payments withdrawn, less any applicable free withdrawal amount, by a percentage. The percentage varies according to the number of Account Years the New Payment has been held in the Participant Account, including the Account Year in which the Payment was made but not the Account Year in which it was withdrawn (Payments made and withdrawn in the same year are considered to be held for 0 years). The applicable percentages are as follows:


  NUMBER OF
ACCOUNT YEARS     PERCENTAGE
--------------  ---------------
          0-2             6%
            3             5%
            4             4%
            5             3%
            6             2%
            7             1%
            8             0%


      The withdrawal charge will never be greater than 6% of the aggregate amount of Purchase Payments made to the Participant's Account.

      We may modify the withdrawal charges and limits, upon notice to the Owner. However, any modification will only apply to Accounts established after the date of the modification.

      EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

      Assume the Owner wishes to make a $25,000 withdrawal from a Participant Account in Account Year 10. An initial Purchase Payment of $10,000 was made in Account Year 1, an additional Purchase Payment of $8,000 was made in Account Year 8, and no previous withdrawals have been made. The Participant's Account Value in Account Year 10 is $35,000.

      We attribute the withdrawal first to the oldest Purchase Payment made, the $10,000 Payment made in Account Year 1. Because that Payment has been held in the Participant Account for more than 7 Account Years, it is an Old Payment and is not subject to the withdrawal charge.

      We attribute the next $8,000 of the withdrawal to the Purchase Payment made in Account Year 8, which is a New Payment. The free withdrawal amount in Account Year 10 is $800 (10% of the $8000

Payment made in Account Year 8, the only New Payment). We apply the free withdrawal amount to reduce the amount of the New Payment withdrawn, so only $7,200 of the $8000 New Payment is subject to the withdrawal charge. Because the New Payment has been held in the Participant Account for only two Account Years, the withdrawal charge will be 5% of $7,200, or $360.

      The remaining $7,000 of the withdrawal is attributed to accumulated value and is not subject to the withdrawal charge.


      For additional examples of how we calculate withdrawal charges, please see Appendix C.


      We do not impose the withdrawal charge on amounts applied to provide an annuity with a payout period of at least five years, amounts we pay as a death benefit, or amounts transferred among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT

      We will apply a market value adjustment if the Owner withdraws, borrows or transfers amounts from Guarantee Periods of 3, 5 or 7 years. For this purpose, using Fixed Account Value to provide an annuity with a payout period of less than five years is considered a withdrawal, and the Market Value Adjustment will apply. We apply the Market Value Adjustment to each separate allocation made to a Guarantee Period together with interest credited on that allocation.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since the last allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Current Rate for Guarantee Periods equal to your Guarantee Period is higher than your Guaranteed Interest Rate, the Market Value Adjustment will decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment will increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

              .75 (A-B) X C/12

      where:

      A is the Guaranteed Interest Rate applicable to the amount withdrawn, borrowed, transferred or annuitized;

      B is the Current Rate we declare at the time of the withdrawal, loan, transfer or annuitization for the Guarantee Period equal to the length of time of your Guarantee Period;

      C is the number of complete months remaining in your Guarantee Period; and

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any applicable Account Fee, withdrawal charge and unpaid Net Loan Interest.

      For examples of how we calculate the Market Value Adjustment, see Appendix C.

LOANS (QUALIFIED CONTRACTS ONLY)

      At any time during the Accumulation Phase, the Owner of a Qualified Contract may request a loan from a Participant Account. The maximum amount that may be borrowed is 80% of the Participant Account Value, less any loans outstanding and interest on those loans. The minimum amount is $1000. All loans under a particular Contract are secured by a security interest we take in the Contract.

      Loans may be subject to restrictions in a particular retirement plan and applicable legislation. You should also carefully consider the tax consequences of a loan. See "Federal Tax Status."

      The Owner requests a loan by sending us a written request in the form we specify. For loan requests of over $5000, the Owner's signature must be guaranteed. In some cases, such as loan requests by a corporation, partnership, agent or fiduciary, we may require additional documentation.

      When we make a loan, we deduct from the Participant Account an amount equal to the loan amount requested plus or minus any Market Value Adjustment. The Owner may specify the amount to be deducted from each Sub-Account and/or Guarantee Period to which the Participant Account is allocated. If the Owner does not so specify, we will deduct the total amount requested pro rata, based on allocations at the end of the Valuation Period during which we receive the loan request. We deposit an amount equal to the loan proceeds into a special loan account, which is part of the Fixed Account. We credit interest to the amount in the loan account at rate we specify at the time of the loan that is lower than the interest rate we charge on the loan itself.



      Interest on the loan accrues daily at the rate we set at the time of the loan. Interest is payable on each anniversary of the date the loan is made and whenever a loan principal payment is made. If interest is not paid when due, we will deduct the amount of the interest from the Participant Account and add it to the principal amount of the loan. The difference between the interest on the loan payable to us and the interest we credit on the amount in the loan account is called "Net Loan Interest."


      The principal of the loan may be repaid in whole or in part at any time during the Accumulation Phase. We will treat any amounts repaid as Purchase Payments to the Participant Account that will be allocated to Guarantee Periods and/or Sub-Accounts in accordance with the allocation factors for the Account in effect at the time.

      A loan must be repaid within five years of the date it is made, unless the loan is used to buy, construct, reconstruct or substantially rehabilitate a dwelling that is used as the principal residence of the Participant or a member of the Participant's immediate family. In that case, the loan must be repaid within ten years.

                                CONTRACT CHARGES

ACCOUNT FEE

      Each year during the Accumulation Phase of your Account we will deduct from your Account an Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary, which is the anniversary of the first day of the month after we issue your Contract. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary. The deduction of the Account Fee from amounts allocated to the Fixed Account will never cause your Fixed Account Value (adjusted for withdrawals and loans) to increase by less than 4% per year.

      If your Account is withdrawn in full, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date. After the Annuity Commencement Date, we will deduct the Account Fee in equal amounts from each annuity payment we make during the year.

      The Account Fee deducted from your Account is based on the total Purchase Payments credited to all Participant Accounts under the Contract, as follows:

  TOTAL PURCHASE PAYMENTS       ACCOUNT FEE
---------------------------  -----------------
up to $250,000                   $      25
$250,000 to $1,499,000           $      18
$1,500,000 to $4,999,999         $      15
$5,000,000 and over              $      12

      We review the total Purchase Payments made under a Contract and determine the applicable Account Fee for the next six months semi-annually. Once total Purchase Payments under a Contract reach an amount that produces a lower Account Fee, the Account Fee for existing Accounts will not be increased even if subsequent withdrawals reduce the amount of total Purchase Payments.

MORTALITY AND EXPENSE RISK CHARGE

      We deduct a mortality and expense charge from the assets of the Variable Account during both the Accumulation Phase and the Income Phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the contract. The expense risk we assume is the risk that the Account Fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

      The mortality and expense risk charge is based on the total Purchase Payments credited to all Participant Accounts under the Contract, and is deducted from the assets of the Variable Account at the following effective annual rate:

  TOTAL PURCHASE PAYMENTS     ANNUAL RATE OF CHARGE
---------------------------  -----------------------
up to $250,000                          1.30%
$250,000 to $1,499,000                  1.25%
$1,500,000 to $4,999,999                1.10%
$5,000,000 and over                     0.95%

      We review the total Purchase Payments made under a Contract and determine the applicable mortality and expense risk charge for the next six months semi-annually. Once total Purchase Payments under a Contract reach an amount that produces a lower charge, the charge for existing Accounts will not be increased even if subsequent withdrawals reduce the amount of total Purchase Payments.

PREMIUM TAXES

      Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments made under the Contract. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount applied to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time a Purchase Payment or full or partial withdrawal is made. We do not make any profit on the deductions we make to reimburse premium taxes.

MUTUAL FUND AND SERIES FUND EXPENSES

      There are fees and charges deducted from each Mutual Fund and each Series of the Series Fund. These fees and expenses are described in the Prospectuses and Statements of Additional Information of the Mutual Funds and the Series Fund.

MODIFICATION OF CHARGES

      We may modify the Account Fee and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

                                 DEATH BENEFIT

      If you die during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.


AMOUNT OF DEATH BENEFIT


      To calculate the amount of the death benefit, we use a "Death Benefit Date." If the Owner has elected a death benefit payment method before your death and it remains effective, the Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") (unless the Beneficiary is not living on the date of death, in which case the Death Benefit Date is date we receive Due Proof of Death of both you and your Beneficiary). Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death and any required consent or release or the date we receive the Beneficiary's election of either payment method. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.


      The amount of the death benefit determined as of the Death Benefit Date. It is equal to greater of (1) your Account Value or (2) the total Purchase Payments made to your Account less the sum of all withdrawals, loans and unpaid Net Loan Interest.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."


      During the Accumulation Phase, the Owner (or you, if permitted by your plan) may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.


      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant under the terms of that Annuity Option.


NON-QUALIFIED CONTRACTS


      If you participate under a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or
(2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

      The person named as the Beneficiary under your Certificate, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

      If the designated beneficiary is your surviving spouse, your spouse may continue the Certificate in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. In that case, we will not pay a death benefit, and the Account Value will be increased to reflect the death benefit calculation. The special distribution rules will then apply on the death of your spouse.


      During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.



      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Participant Enrollment Form. The Owner may change your Beneficiary at any time during the Accumulation Phase by sending us written notice on our required form, unless an irrevocable Beneficiary designation previously has been made. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH

      We accept the following as proof of any person's death:

    - an original certified copy of an official death certificate;

    - an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

    - any other proof we find satisfactory.

                     THE INCOME PHASE -- ANNUITY PROVISIONS

      During the Income Phase, we make regular monthly payments to the Annuitant. If you are alive on the Annuity Commencement Date, you will be the Annuitant. When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Annuitant.

      The Income Phase of your Certificate begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option or Options selected, and we make the first payment.

      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, and the Annuity Option selected cannot be changed. The Owner may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Cash Withdrawals, Withdrawal Charge, Market Value Adjustment and Loan Provision."

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      The Owner (or you, if permitted by your plan) selects the Annuity Commencement Date at the time your Account is established. The Owner (or you, if permitted by your plan) may change the Annuity Commencement Date from time to time by sending us written notice, with the following limitations:

    - The Annuity Commencement Date must always be the first day of a month.

    - We must receive the notice at least 30 days before the current Annuity Commencement Date.

    - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

    - The latest possible Annuity Commencement Date is the first day of the month following your 85th birthday.

      There may be other restrictions on the selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. For example, in most situations, current law requires that the Annuity Commencement Date for a Qualified Contract must be no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS

      We offer the following Annuity Options for payments during the Income Phase. Annuity Options A, B, and C may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both. Annuity Options D and E may be selected only to provide a Fixed Annuity. We may also agree to other settlement options, in our discretion.

      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN


      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for Variable Annuity payments will be 4%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.


      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another designated person and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- FIXED MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

      We make monthly payments for a specified period of time from 5 years to 30 years for Non-Qualified Contracts and 3 years to 30 years for Qualified Contracts, as elected. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for this purpose will be based on the interest rate we used to determine the amount of each payment. The election of this Annuity Option may result in the imposition of a penalty tax.

      ANNUITY OPTION E -- FIXED PAYMENTS

      We will hold the amount applied to provide fixed payments in accordance with this option at interest. We will make fixed payments in such amounts and at such times (at least over a period of five years for Non-Qualified Contracts) as we have agreed upon and will continue until the amount we hold with interest is exhausted. We will credit interest yearly on the amount remaining unpaid at a rate which we will determine from time to time but which will not be less than 4% per year compounded annually. We may change the rate so determined at any time; however, the rate may not be reduced more frequently than once during each calendar year. In addition, we guarantee that the Beneficiary will receive any remaining payments if the Annuitant dies before the amount we hold is exhausted. If no Beneficiary is designated, we pay the amount remaining unpaid in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the amount remaining unpaid in one sum. The election of this Annuity Option may result in the imposition of a penalty tax.

SELECTION OF ANNUITY OPTION


      The Owner (or you, if permitted by your plan) selects one or more of the Annuity Options, which the Owner (or you, if permitted by your plan) may change from time to time during the Accumulation Phase, as long as we receive the selection or change in writing at least 30 days before the

Annuity Commencement Date. If we have not received a written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

      The Owner (or you, if permitted by your plan) may specify the proportion of your Adjusted Account Value that will provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If a Variable Annuity or a Fixed Annuity is not specified, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. Your Adjusted Account Value applied to a Variable Annuity may be allocated among the Sub-Accounts, or we will use the existing allocations.

      There may be additional limitations on the options that may be elected under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

    - We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed;

    - If applicable, we deduct the withdrawal charge and any unpaid Net Loan Interest;

    - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change; and

    - We deduct any applicable premium tax or similar tax if not previously deducted.

      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 4% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment-- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment-- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 4%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 4% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      EXCHANGE OF VARIABLE ANNUITY UNITS

      During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Service Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

      We permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

      ACCOUNT FEE

      During the Income Phase, we deduct the applicable Account Fee in equal amounts from each annuity payment.

      ANNUITY PAYMENT RATES

      The Contract contains Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 4% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 4% per year, compounded annually). We may change these rates for Accounts established after the effective date of such change (See "Other Contract Provisions -- Modification").

      The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contract also describes the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1971 Individual Annuitant Mortality Table with ages reduced by one year for Annuity Commencement Dates occurring during the 1980s, two years for Annuity Commencement Dates occurring during the 1990s, and so on.

ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      The Owner or your Beneficiary may also select one or more Annuity Options to be used in the event of your death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      The Contract belongs to the Owner. All Contract rights and privileges can be exercised by the Owner without the consent of the Participant, the Beneficiary or any other person, except as the Owner may provide under the plan or other applicable documents. Such rights and privileges may be exercised, with respect to a particular Participant, only during the lifetime of the Participant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to: (1) the Participant or Beneficiary; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.


      The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of any Participant and prior to the last remaining Participant's Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change.


VOTING OF MUTUAL FUND AND SERIES FUND SHARES

      We will vote Mutual Fund and Series Fund shares held by the Sub-Accounts at meetings of shareholders of the Mutual Funds and Series Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, the Owner will have the right to give voting instructions. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Mutual Fund and Series Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

      Owners of Qualified Contracts may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Mutual Fund and Series Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Series Fund shares for which instructions may be given.

      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Mutual Fund or Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

      All Mutual Fund and Series Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the particular Mutual Fund or Series Fund. We will determine the number of Mutual Fund or Series Fund shares as to which each such person is entitled to give instructions as of a record not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Mutual Fund or Series Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one of the shares of the applicable Mutual Fund or Series Fund as of the same date. On or after the Annuity Commencement Date, the number of Mutual Fund or Series Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of one of the shares of the applicable Mutual Fund or Series Fund as of the same date. After the Annuity Commencement Date, the number of Mutual Fund or Series Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

      During the Accumulation Period we will send you and the Owner, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement will be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.


      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account, the Mutual Funds and the Series Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.


SUBSTITUTION OF SECURITIES

      Shares of any or all Series of the Series Fund or any particular Mutual Fund may not always be available for investment under the Contract. We may add or delete Mutual Funds or Series of the Series Fund or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Mutual Fund or Series of the Series Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

CHANGE IN OPERATION OF VARIABLE ACCOUNT

      At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Mutual Fund and Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

      Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject;
(ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); or (iv) provides additional Variable Account and/or fixed accumulation options. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

      In addition, upon notice to the Owner, we may modify a Contract to change the withdrawal charges, Account Fees, mortality and expense risk charges, the tables used in determining the amount of the first monthly Variable Annuity and Fixed Annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

      We may limit or discontinue the acceptance of new Participant Enrollment Forms and the issuance of new Certificates under a Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Contract prior to the effective date of such limitation or discontinuance.

CUSTODIAN

      We are the Custodian of the assets of the Variable Account. We will purchase Mutual Fund and Series Fund shares at net asset value in connection with amounts allocated to the particular Sub-Account in accordance with the instructions of the Owner and redeem Mutual Fund and Series Fund shares at net asset value for the purpose of meeting the contractual obligations of the Variable Account, paying charges relating to the Variable Account or making adjustments for annuity reserves in the Variable Account.

RIGHT TO RETURN (IRAS ONLY)

      If the Owner is establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give the Owner a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give the Owner this statement on or before the date the IRA is established. If we give the Owner the disclosure statement before the seventh day preceding the date the IRA is established, the Owner will not have any right of revocation under the Code. If we give the Owner the disclosure statement at a later date, then the Owner may give us a notice of revocation at any time within 7 days after the date the IRA is established. Upon such revocation, we will refund all Purchase Payments made to the Contract.

                               FEDERAL TAX STATUS

INTRODUCTION

      The Contracts described in this Prospectus are designed for use by employer, association and other group retirement plans under the provisions of Sections 401 (including Section 401(k), 403, 408(c), 408(k) and 408(p)) of the Internal Revenue Code (the "Code"), as well as certain non-qualified retirement plans, such as payroll savings plans. The ultimate effect of federal income taxes on the Contract's Accumulation Account and the Participant Account, on an annuity payments and on the economic benefit to the Owner, the Participant, the Annuitant, the Payee or the Beneficiary may depend upon the type of Plan for which the Contract is purchased and a number of different factors. The discussion contained herein is general in nature, is based upon the Company's understanding of current federal income tax laws (including recently enacted amendments), and is not intended as tax advice. Congress has the power to enact legislation affecting the tax treatment of annuity contracts, and such legislation could be applied retroactively to Contracts purchased before the date of enactment. Also, because the Internal Revenue Code, as amended, is not in force in the commonwealth of Puerto Rico, some references herein will not be applicable to Contracts issued in Puerto Rico. An person contemplating the purchase of a Contract should consult a qualified tax adviser. THE COMPANY DOES NOT MAKE ANY GUARANTEE REGARDING THE FEDERAL, STATE OR LOCAL TAX STATUS OF ANY CONTRACT OR ANY TRANSACTION INVOLVING THE CONTRACTS.

TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      The Company is taxed as a life insurance company under the Code. Although the operations of the Variable Account are accounted for separately from other operations of the Company for purposes of federal income taxation, the Variable Account is not separately taxable as a regulated investment company or otherwise as a taxable entity separate from the Company. Under existing federal income tax laws, the income and capital gains of the Variable Account, to the extent applied to increase reserves under the Contracts, are not taxable to the Company.

TAXATION OF ANNUITIES IN GENERAL

      Generally, no taxes are imposed on the increases in the value of a Contract until a distribution occurs, either as annuity payments under the Annuity Option elected or in the form of cash withdrawals or lump-sum payments prior to the Annuity Commencement Date. Corporate Owners and other Owners that are not natural persons (other than the estate of a decedent Owner) are subject to current taxation on the annual increase in the value of a Non-Qualified Contract's Accumulation Account. This rule does not apply where a non-natural person holds the Contract as agent for a natural person (such as where a bank holds a Contract as trustee under a trust agreement). This provision does not apply to earnings accumulated where the Annuity Commencement Date occurs within one year of the Date of Coverage. This provision applies to earnings on Purchase Payments made after February 28, 1986.

      The following discussion of annuity taxation applies only to contributions (and attributable earnings) made to Non-Qualified Contracts after August 13, 1982. If an Owner has made contributions before August 14, 1982 to another annuity contract and exchanges that contract for the Contract offered by this Prospectus, then different tax treatment will apply to the contributions (and attributable earnings) made before August 14, 1982. For example, non-taxable principal may be withdrawn before taxable earnings and the ten percent (10%) penalty tax for early withdrawal is not applicable.

      The Code is unclear in its application to a group annuity contract where the Owner is distinct from the individuals with respect to whom the Contract benefits are accumulated (the Participants). The following discussion is the Company's best understanding of the operation of the Code in the context of group contracts. However, Owners and Participants should consult a qualified tax adviser.

      For Contracts offered by this Prospectus (other than Contracts issued in exchange for contracts issued prior to August 14, 1982, as described above), in the case of a Non-Qualified Contract a partial cash withdrawal (that is, a withdrawal of less than the entire value of the Participant's Account) must be treated first as a withdrawal from the increase in the Participant's Account's value over the Contract's cost basis. The amount of the withdrawal so allocable will be includible in the Participant's income. Similarly, if a Participant receives a loan under a Contract or if part or all of a Participant's Account is assigned or pledged as collateral for a loan, the amount of the loan or the amount assigned or pledged must be treated as if withdrawn from the Contract. For Non-Qualified Contracts entered into after October 21, 1988 (or any annuity contract entered into on or before such date that is exchanged for a Non-Qualified Contract issued after such date), any withdrawal or loan amount that is includible in the Participant's income will increase the Contract's cost basis. Repayment of a loan or payment of interest on a loan will not affect the Contract's cost basis. For these purposes the Participant's Account value will not be reduced by the amount of any loan, assignment or pledge of the Contract. In addition, all non-qualified deferred annuity certificates or other non-qualified deferred annuity contracts that are issued by the Company to the same Participant during any calendar year will be treated as a single annuity contract. Therefore, the proceeds of a withdrawal from, or assignment or pledge of, one or more such contracts or certificates will be fully includible in the Participant's income to the extent of the aggregate excess of the accumulation account values over the cost bases of all such contracts or certificates entered into during the calendar year.)

      The taxable portion of a cash withdrawal or a lump-sum payment prior to the Annuity Commencement Date is subject to tax at ordinary income rates. In the case of payments after the Annuity Commencement Date under the Annuity Option elected, a portion of each payment generally is taxable at ordinary income rates. The nontaxable portion is determined by applying to each payment an "exclusion ratio" which is the ratio that the Participant's cost basis in the Contract bears to the Payee's expected return under the Contract. The remainder of the payment is taxable.

      The total amount that a Payee may exclude from income through application of the "exclusion ratio" is limited to the cost basis in the Contract. If the Payee survives for his full life expectancy, and thereby recovers the entire basis in the Contract, any subsequent annuity payment after basis recovery will be fully taxable as income. Conversely, if the Payee dies prior to recovering the entire basis, he will be allowed a deduction on his final income tax return for the amount of the unrecovered basis. This limitation applies to distributions made under a Contract with an Annuity Commencement Date after December 31, 1986.

      In the case of Non-Qualified Contracts, taxable cash withdrawals and lump-sum payments will be subject to a ten percent (10%) penalty, except in the circumstances described below. This ten percent (10%) penalty also affects certain annuity payments. In a situation where this penalty applies, the recipient's tax for the tax year in which the amount is received shall be increased by an amount equal to ten percent (10%) of the portion of the amount which is includible in the recipient's gross income. The circumstances in which this penalty will not apply are distributions which are: (a) made upon the death of the Participant; or (b) allocable to Purchase Payments made before August 14, 1982. Further, in the case of Contracts issued prior to January 18, 1985, the ten percent (10%) penalty on taxable cash withdrawals and lump-sum distributions will not apply if the amount withdrawn is allocable to a Purchase Payment made prior to the preceding ten (10) year period. For this purpose, a "first in, first out" rule is used, so that the earliest Purchase Payment with respect to which amounts have not been previously fully allocated will be deemed to be the source of the amount.

      In the case of the Non-Qualified Contracts, if the Participant dies before the Annuity Commencement Date the entire value of the Participant's account must be either (1) distributed within five (5) years after the date of death of the Participant, or (2) distributed over some period not greater than the expected life of the designated Beneficiary, with annuity payments beginning within one
(1) year after the date of death of the Participant. If a Payee dies on or after the Annuity Commencement Date and before the entire Participant's Account has been distributed, the remaining portion of such accumulation, if any, must be distributed at least as rapidly as the method of distribution then in effect. These distribution requirements will not apply where the Beneficiary is the spouse of the Participant; rather, in such a case, the Contract may be continued in the name of the spouse as Participant or Payee. In the case of the Contracts issued prior to January 18, 1985, these rules regarding distributions upon the death of the Participant or the Annuitant will not apply. In the case of Contracts issued after

April 22, 1987, a chance in the Participant would be treated as the death of the Participant. Distributions required due to the death of the Participant will not be subject to the ten percent (10%) penalty on premature distributions. A purchaser of a Qualified Contract should refer to the terms of the applicable retirement plan and contact a tax adviser regarding distribution requirements upon the death of the Participant.

      A transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse) is treated as the receipt by the Participant of income in an amount equal to the excess of the cash surrender value over the Contract's cost basis. This provision applies to Contracts issued after April 22, 1987.

      In the case of Qualified Contracts, distributions made prior to age 59 1/2 generally are subject to a ten percent (10%) penalty tax, although this tax will not apply in certain circumstances. Certain distributions, known as "eligible rollover distributions," if rolled over to certain other qualified retirement plans (either directly or after being distributed to the Participant or Payee), are not taxable until distributed from the plan to which they are rolled over. In general, an eligible rollover distribution is any taxable distribution other than a distribution that is part of a series of payments made for life or for a specified period of ten years or more. Owners, Participants, Annuitants, Payees and Beneficiaries should seek qualified advice about the tax consequences of distributions, withdrawals, rollovers and payments under the retirement plans in connection with which the Contracts are purchased.

      The Company will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Non-Qualified Contract or under a Qualified Contract issued for use with an individual retirement account unless the Participant or Payee provides his or her taxpayer identification number to the Company and notifies the Company (in the manner prescribed) before the time of the distribution that the Participant or Payee chooses not to have any amounts withheld.

      In the case of distributions from a Qualified Contract (other than distributions from a Contract issued for use with an individual retirement account), the Company or the plan administrator must withhold and remit to the U.S. Government 20% of each distribution that is an eligible rollover distribution (as defined above) unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover. If a distribution from a Qualified Contract is not an eligible rollover distribution, then the Participant or Payee can choose not to have amounts withheld as described above for Non-Qualified Contracts and Qualified Contracts issued for use with individual retirement accounts.

      Amounts withheld from any distribution may be credited against the Participant's or Payee's federal income tax liability for the year of the distribution.

      The Internal Revenue Service has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts that do not comply with these regulations do not qualify as annuities for income tax purposes. The Company believes that each series of the Series Fund complies with the regulations.

      The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which a variable contract will not be treated as an annuity for tax purposes if the owner has excessive control over the investments underlying the contract. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. If guidelines are promulgated, the Company will take any action (including modification of the Contract or the Variable Account) necessary to comply with the guidelines.

QUALIFIED RETIREMENT PLANS

      The Qualified Contracts described in this Prospectus are designed for use with several types of qualified retirement plans. Following are brief descriptions of various types of qualified retirement plans and the use of the Qualified Contracts in connection therewith. The tax rules applicable to participants in such qualified retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made herein to provide more than general information about the use of the Qualified Contracts with the various types of qualified retirement plans. Participants under such plans as well as Owners, Annuitants, Payees and Beneficiaries are cautioned that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Qualified Contracts issued in connection therewith. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions. Any person contemplating the purchase of a Qualified Contract should consult a qualified tax advisor. In addition, Owners, Participants, Payees, Beneficiaries and administrators of qualified retirement plans should consider and consult their tax advisor concerning whether the Death Benefit payable under the Contract affects the qualified status of their retirement plan. Following are brief descriptions of various types of qualified retirement plans and the use of the Qualified Contracts in connection therewith.

PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. The Contract may be purchased by those who would have been covered under the rules governing old H.R. 10 (Keogh) Plans, as well as by corporate plans. Such retirement plans may permit the purchase of the Qualified Contracts to provide benefits under the plans. Employers intending to use the Qualified Contracts in connection with such plans should seek qualified advice in connection therewith.

TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

INDIVIDUAL RETIREMENT ACCOUNTS


      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts and Simple Retirement Accounts, known as an individual Retirement Account ("IRA"). These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed on a tax-deferred basis in an IRA. Contracts are offered by this Prospectus for IRA Trusts, but not for IRAs established as "Individual Retirement Annuities" under
Section 408(b) of the Code. Sale of the Contracts for use with IRAs may be subject to special requirements imposed by the Internal Revenue Service. Purchasers of the Contracts for such purposes will be provided with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency, and will have the right to revoke the Contract under certain circumstances as described in the section of this Prospectus entitles "Right to Return Contract."

                       TEXAS OPTIONAL RETIREMENT PROGRAM

      Under the terms of the Optional Retirement Program, if a participant makes the required contribution, the State of Texas will contribute a specified amount to the participant's retirement account. If a participant does not commence the second year of participation in the plan as a "faculty member" as defined in Title 110B of the State of Texas Statutes, the Company will return the state's contribution. If a participant does begin a second year of participation, the employer's first year contributions will then be applied as a Purchase Payment under the Qualified Contract, as will the employer's subsequent contributions.

      The Attorney General of the State of Texas has ruled that under Title 110B of the State of Texas Statutes, withdrawal benefits of contracts issued under the Optional Retirement Program are available only in the event of a participant's death, retirement, termination of employment due to total disability, or other termination of employment in a Texas public institution of higher education. A participant will not, therefore, be entitled to exercise the right of withdrawal in order to receive the cash values credited to such participant under the Qualified Contract unless one of the foregoing conditions has been satisfied. The value of such Qualified Contracts may, however, be transferred to other contracts or other carriers during the period of participation in the Program.

                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Contract applications, Participant Enrollment Forms, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS


      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Clarendon also acts as the general distributor of other individual and group combination fixed/variable annuity contracts issued by the Company and its wholly-owned subsidiary, Sun Life Insurance and Annuity Company of New York, and variable life insurance contracts issued by the Company. Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 5.5% of Purchase Payments. During 1996, 1997 and 1998, approximately $381,758, $312,588 and $189,326, respectively, was paid to and retained by Clarendon in connection with the distribution of the Contracts.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS 500 West Madison Street, Chicago, IL 60661; NEW YORK, NEW YORK 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.

      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

                               LEGAL PROCEEDINGS

      There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1998 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1998, 1997 and 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Mutual Fund and Series Fund shares held in the Sub-Accounts of the Variable Account.

      The financial statements of the Variable Account for the year ended December 31, 1998 are included in the Statement of Additional Information.

                            ------------------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS
DECEMBER 31, 1998 AND 1997 (IN THOUSANDS)



                                                                                   1998           1997
                                                                               -------------  -------------
ADMITTED ASSETS
    Bonds                                                                      $   1,763,468  $   1,910,699
    Common stocks                                                                    128,445        117,229
    Mortgage loans on real estate                                                    535,003        684,035
    Properties acquired in satisfaction of debt                                       17,207         22,475
    Investment real estate                                                            78,021         78,426
    Policy loans                                                                      41,944         40,348
    Cash and short-term investments                                                  265,226        544,418
    Other invested assets                                                             64,177         55,716
    Life insurance premiums and annuity considerations due and uncollected                --          9,203
    Investment income due and accrued                                                 35,706         39,279
    Federal income tax recoverable and interest thereon                                1,110             --
    Receivable from parent, subsidiaries and affiliates                                   --         27,136
    Funds withheld on reinsurance assumed                                                 --        982,653
    Other assets                                                                       1,928          1,842
                                                                               -------------  -------------
    General account assets                                                         2,932,235      4,513,459
    Separate account assets:
      Unitized                                                                    11,774,745      9,068,021
      Non-unitized                                                                 2,195,641      2,343,877
                                                                               -------------  -------------
    Total Admitted Assets                                                      $  16,902,621  $  15,925,357
                                                                               -------------  -------------
                                                                               -------------  -------------
LIABILITIES
    Aggregate reserve for life policies and contracts                          $   1,216,107  $   2,188,243
    Supplementary contracts                                                            1,885          2,247
    Policy and contract claims                                                           369          2,460
    Provision for policyholders' dividends and coupons payable                            --         32,500
    Liability for premium and other deposit funds                                  1,000,875      1,450,705
    Surrender values on cancelled policies                                                 5            215
    Interest maintenance reserve                                                      40,490         33,830
    Commissions to agents due or accrued                                               2,615          2,826
    General expenses due or accrued                                                    5,932          6,238
    Transfers from Separate Accounts due or accrued                                 (361,863)      (284,078)
    Taxes, licenses and fees due or accrued, excluding FIT                               401            105
    Federal income taxes due or accrued                                               25,019         56,384
    Unearned investment income                                                            23             34
    Amounts withheld or retained by company as agent or trustee                          529             47
    Remittances and items not allocated                                                5,176          1,363
    Borrowed money                                                                        --        110,142
    Asset valuation reserve                                                           44,392         47,605
    Payable to parent, subsidiaries, and affiliates                                   30,381             --
    Payable for securities                                                               428         27,104
    Other liabilities                                                                  9,770          2,924
                                                                               -------------  -------------
    General account liabilities                                                    2,022,534      3,680,894
    Separate account liabilities:
      Unitized                                                                    11,774,522      9,067,891
      Non-unitized                                                                 2,195,641      2,343,877
                                                                               -------------  -------------
    Total liabilities                                                             15,992,697     15,092,662
                                                                               -------------  -------------
CAPITAL STOCK AND SURPLUS
    Common capital stock                                                               5,900          5,900
                                                                               -------------  -------------
    Surplus notes                                                                    565,000        565,000
    Gross paid in and contributed surplus                                            199,355        199,355
    Unassigned funds                                                                 139,669         62,440
                                                                               -------------  -------------
    Surplus                                                                          904,024        826,795
                                                                               -------------  -------------
    Total common capital stock and surplus                                           909,924        832,695
                                                                               -------------  -------------
    Total Liabilities, Capital Stock and Surplus                               $  16,902,621  $  15,925,357
                                                                               -------------  -------------
                                                                               -------------  -------------



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



STATUTORY STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (IN 000'S)



                                              1998        1997        1996
                                           ----------  ----------  ----------
 INCOME:
     Premiums and annuity considerations   $  210,198  $  254,066  $  266,942
     Deposit-type funds                     2,140,604   2,155,297   1,775,230
     Considerations for supplementary
       contracts without life
       contingencies and dividend
       accumulations                            2,086       1,615       2,340
     Net investment income                    184,532     270,249     303,753
     Amortization of interest maintenance
       reserve                                  2,282       1,166       1,557
     Income from fees associated with
       investment management and
       administration and contract
       guarantees from Separate Account       141,211     109,757      83,278
     Net gain from operations from
       Separate Account                            --           5          --
     Other income                              87,364     102,889      87,532
                                           ----------  ----------  ----------
     Total                                  2,768,277   2,895,044   2,520,632
                                           ----------  ----------  ----------
 BENEFITS AND EXPENSES:
     Death benefits                            15,335      17,284      12,394
     Annuity benefits                         153,636     148,135     146,654
     Disability benefits and benefits
       under accident and health policies         104         132         105
     Surrender benefits and other fund
       withdrawals                          1,933,833   1,854,004   1,507,263
     Interest on policy or contract funds        (140)        699       2,205
     Payments on supplementary contracts
       without life contingencies and
       dividend accumulations                   2,528       1,687       2,120

     Increase (decrease) in aggregate
       reserves for life and accident and
       health policies and contracts         (972,135)    127,278     162,678
     Decrease in liability for premium
       and other deposit funds               (449,831)   (447,603)   (392,348)
     Increase (decrease) in reserve for
       supplementary contracts without
       life contingencies and for
       dividend and coupon accumulations         (362)         42         327
                                           ----------  ----------  ----------
     Total                                    682,968   1,701,658   1,441,398
     Commissions on premiums and annuity
       considerations (direct business
       only)                                  137,718     132,700     109,894
     Commissions and expense allowances
       on reinsurance assumed                  13,032      17,951      18,910
     General insurance expenses                58,132      46,624      37,206
     Insurance taxes, licenses and fees,
       excluding federal income taxes           7,388       8,267       8,431
     Increase (decrease) in loading on
       and cost of collection in excess
       of loading on deferred and
       uncollected premiums                    (1,663)        523         901
     Net transfers to Separate Accounts       722,851     844,130     761,941
     Reserve and fund adjustments on
       reinsurance terminated               1,017,112          --          --
                                           ----------  ----------  ----------
     Total                                  2,637,538   2,751,853   2,378,681
                                           ----------  ----------  ----------
     Net gain from operations before
       dividends to policyholders and
       Federal Income Taxes                   130,739     143,191     141,951
     Dividends to policyholders                (5,981)     33,316      29,189
                                           ----------  ----------  ----------
     Net gain from operations after
       dividends to policyholders and
       before Federal Income Taxes            136,720     109,875     112,762
     Federal income tax expense
       (benefit), (excluding tax on
       capital gains)                          11,713       7,339      (5,400)
                                           ----------  ----------  ----------
     Net gain from operations after
       dividends to policyholders and
       federal income taxes and before
       realized capital gains                 125,007     102,536     118,162
     Net realized capital gains less
       capital gains tax and transferred
       to the IMR                                 394      26,706       4,862
                                           ----------  ----------  ----------
 NET INCOME                                $  125,401  $  129,242  $  123,024
                                           ----------  ----------  ----------
                                           ----------  ----------  ----------



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (IN 000'S)



                                                              1998        1997         1996
                                                           ----------  -----------  -----------
Capital and surplus, Beginning of year                     $  832,695  $   567,143  $   792,452
                                                           ----------  -----------  -----------
Net income                                                    125,401      129,242      123,024
Change in net unrealized capital gains (losses)                  (384)       1,152       (1,715)
Change in non-admitted assets and related items                (1,086)        (463)          67
Change in reserve on account of change in valuation basis          --       39,016           --
Change in asset valuation reserve                               3,213        6,307      (11,812)
Surplus (contributed to) withdrawn from Separate Accounts
  during period                                                    82           --          100
Other changes in surplus in Separate Accounts Statements           10           --           --
Change in surplus notes                                            --      250,000     (335,000)
Dividends to stockholders                                     (50,000)    (159,722)          --
Aggregate write-ins for gains and losses in surplus                (7)          20           27
                                                           ----------  -----------  -----------
Net change in capital and surplus for the year                 77,229      265,552     (225,309)
                                                           ----------  -----------  -----------
Capital and surplus, End of year                           $  909,924  $   832,695  $   567,143
                                                           ----------  -----------  -----------
                                                           ----------  -----------  -----------



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CASH FLOW
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (IN THOUSANDS)



                                               1998         1997         1996
                                            -----------  -----------  -----------
 Cash Provided by Operations:
   Premiums, annuity considerations and
     deposit funds received                 $ 2,361,669  $ 2,410,919  $ 2,059,577
   Considerations for supplementary
     contracts and dividend accumulations
     received                                     2,086        1,615        2,340
   Net investment income received               236,944      345,279      324,914
   Other income received                        253,147      208,223       88,295
                                            -----------  -----------  -----------
 Total receipts                               2,853,846    2,966,036    2,475,126
                                            -----------  -----------  -----------
   Benefits paid (other than dividends)       2,107,736    2,020,747    1,671,483
   Insurance expenses and taxes paid
     (other than federal income and
     capital gains taxes)                       217,023      203,650      172,015
   Net cash transferred to Separate
     Accounts                                   800,636      895,465      755,605
   Dividends paid to policyholders               26,519       28,316       22,689
   Federal income tax payments
     (recoveries),(excluding tax on
     capital gains)                              46,965        1,397      (15,363)
   Other--net                                      (138)         698        2,205
                                            -----------  -----------  -----------
 Total payments                               3,198,741    3,150,273    2,608,634
                                            -----------  -----------  -----------
 Net cash used in operations                   (344,895)    (184,237)    (133,508)
                                            -----------  -----------  -----------
   Proceeds from long-term investments
     sold, matured or repaid (after
     deducting taxes on capital gains of
     $2,038 for 1998, $750 for 1997 and
     $1,555 for 1996)                         1,261,396    1,343,803    1,768,147
   Issuance (repayment) of surplus notes             --      250,000     (335,000)
   Other cash provided (used)                   (40,529)      71,095      147,956
                                            -----------  -----------  -----------
 Total cash provided                          1,220,867    1,664,898    1,581,103
                                            -----------  -----------  -----------
 Cash Applied:
   Cost of long-term investments acquired      (967,901)    (773,783)  (1,318,880)
   Other cash applied                          (187,263)    (310,519)    (177,982)
                                            -----------  -----------  -----------
 Total cash applied                          (1,155,164)  (1,084,302)  (1,496,862)
 Net change in cash and short-term
 investments                                   (279,192)     396,359      (49,267)
 Cash and short-term investments:
 Beginning of year                              544,418      148,059      197,326
                                            -----------  -----------  -----------
 End of year                                $   265,226  $   544,418  $   148,059
                                            -----------  -----------  -----------
                                            -----------  -----------  -----------



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



GENERAL



Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities and group pension contracts.



Effective May 1, 1997, the Company became a wholly-owned subsidiary of the newly established Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"). On December 18, 1997, Life Holdco became a wholly-owned subsidiary of the Sun Life Assurance Company of Canada -- U.S. Operations Holdings, Inc. ("US Holdco"). US Holdco is a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"). Prior to December 18, 1997, Life Holdco was a direct wholly-owned subsidiary of SLOC.



The Company, which is domiciled in the State of Delaware, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of Delaware Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles for mutual life insurance companies and stock life insurance companies wholly-owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation"), that became effective in 1996, which changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly-owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with generally accepted accounting principles ("GAAP"). Consequently, these financial statements prepared in conformity with statutory accounting practices, as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with generally accepted accounting principles. (See Note 20 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.



INVESTED ASSETS



Bonds are carried at cost, adjusted for amortization of premium or accrual of discount. Investments in non-insurance subsidiaries are carried on the equity basis. Investments in mortgage backed securities are generally carried at amortized cost. Changes in prepayment assumptions and resulting cash flows are evaluated periodically. The adjusted yield is used to calculate investment income in future periods. If current book value exceeds future undiscounted cash flows, a realized capital loss is recorded and amortized through IMR. Investments in insurance subsidiaries are carried at their statutory surplus values. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans are carried at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation or appraised value, less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


POLICY AND CONTRACT RESERVES



The reserves for life insurance and annuity contracts, developed by accepted actuarial methods, have been established and maintained on the basis of published mortality tables using assumed interest rates and valuation methods that will provide reserves at least as great as those required by law and contract provisions.



INCOME AND EXPENSES



For life and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.



SEPARATE ACCOUNTS



The Company has established unitized separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts.



Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by quoted market prices of the underlying investments.



The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities, and general account assets are available to fund liabilities of this account.



Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, are transferred to (from) the general account. Accumulated gains (losses) that have not been transferred are recorded as a payable (receivable) to (from) the general account. Amounts payable to the general account of the Company were $361,863,000 in 1998 and $284,078,000 in 1997.



CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING



As described more fully in Note 10, during 1997 the Company changed certain assumptions used in determining actuarial reserves.



In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the state of Delaware will require adoption of Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.



OTHER



Preparation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.



Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



2.  INVESTMENTS IN SUBSIDIARIES



The Company owns all of the outstanding shares of Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)"), Massachusetts Casualty Insurance Company ("MCIC"), Sun Life of Canada (U.S.) Distributors, Inc. (formerly Sun Investment Services Company) ("Sundisco"), New London Trust, F.S.B. ("NLT"), Sun Life Financial Services Limited ("SLFSL"), Sun Benefit Services Company, Inc. ("Sunbesco"), Sun Capital Advisers, Inc. ("Sun Capital"), Sun Life Finance Corporation ("Sunfinco"), Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1"), Clarendon Insurance Agency, Inc. ("Clarendon") and Sun Life Information Services Ireland Ltd. ("SLISL").



On February 5, 1999, the Company finalized the sale of MCIC, a disability insurance company which issues primarily individual disability income policies, to Centre Solutions (U.S.) Limited, a wholly-owned subsidiary of Centre Reinsurance Holdings Limited for approximately $34 million. The impact of this sale to the ongoing operations of the Company is not expected to be material.



On September 28, 1998, the Company formed SLISL as an offshore technology center for the purpose of completing systems projects for affiliates.



On October 30, 1997, the Company established a wholly-owned special purpose corporation, SPE 97-1, for the purpose of engaging in activities incidental to securitizing mortgage loans.



On December 31, 1997, the Company purchased from Massachusetts Financial Services ("MFS") all of the outstanding shares of Clarendon, a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates.



Prior to December 24, 1997, the Company owned 93.6% of the outstanding shares of MFS. On December 24, 1997, the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. As a result of this transaction, the Company realized a gain of $21,195,000 of undistributed earnings.



MFS, a registered investment adviser, serves as investment adviser to the mutual funds in the MFS family of funds as well as certain mutual funds and separate accounts established by the Company. The MFS Asset Management Group provides investment advice to substantial private clients.



Sun Life (N.Y.) is engaged in the sale of individual fixed and variable annuity contracts and group life and disability insurance contracts in the State of New York.



Sundisco is a registered investment adviser and broker-dealer.



NLT is a federally chartered savings bank.



SLFSL serves as the marketing administrator for the distribution of the offshore products of Sun Life Assurance Company of Canada (Bermuda), an affiliate.



Sun Capital is a registered investment adviser.



Sunfinco and Sunbesco are currently inactive.



On September 28, 1998 a $500,000 note was issued by SLISL to the Company at a rate of 6.0%, maturing on September 28, 2002.



A $110,000,000 note was issued to the Company by MFS on February 11, 1998 at an interest rate of 6.0% due February 11, 1999. Another $110,000,000 note was issued to the Company by MFS on December 22, 1998 at an interest rate of 5.55% due February 11, 1999.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



2.  INVESTMENTS IN SUBSIDIARIES (CONTINUED)


On December 23, 1997, the Company issued a $110,000,000 note to US Holdco at an interest rate of 5.80%, which was repaid on March 1, 1998. A $110,000,000 note was also issued to the Company by MFS on December 23, 1997 at an interest rate of 5.85% and was repaid on February 11, 1998.



On December 31, 1996, the Company issued a $58,000,000 note to SLOC at an interest rate of 5.70% which was repaid on February 10, 1997. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76%. This note was repaid to the Company on February 10, 1997. On December 31, 1998, 1997 and 1996, the Company had an additional $20,000,000 in notes issued by MFS, scheduled to mature in 2000.



During 1998, 1997, and 1996, the Company contributed capital in the following amounts to its subsidiaries:



                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
MCIC                                                                                      --  $   2,000  $  10,000
SLFSL                                                                              $     750      1,000      1,500
SPE 97-1                                                                                  --     20,377         --
Sundisco                                                                              10,000         --         --
Sun Capital                                                                              500         --         --
Clarendon                                                                                 10         --         --
SLISL                                                                                    502         --         --



Summarized combined financial information of the Company's subsidiaries as of December 31, 1998, 1997 and 1996 and for the years then ended, follows:



                                                                           1998           1997           1996
                                                                       -------------  -------------  -------------
                                                                                     (IN THOUSANDS)
Intangible assets                                                      $          --  $          --  $       9,646
Other assets                                                               1,315,317      1,190,951      1,376,014
Liabilities                                                               (1,186,872)    (1,073,966)    (1,241,617)
                                                                       -------------  -------------  -------------
Total net assets                                                       $     128,445  $     116,985  $     144,043
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Total revenues                                                         $     222,853  $     750,364  $     717,280
Operating expenses                                                          (221,933)      (646,896)      (624,199)
Income tax expense                                                            (1,222)       (43,987)       (42,820)
                                                                       -------------  -------------  -------------
Net income (loss)                                                      $        (302) $      59,481  $      50,261
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------



On December 24, 1997, the Company transferred all of its shares of MFS to its parent, Life Holdco.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



3.  BONDS



Investments in debt securities are as follows:



                                                                               DECEMBER 31, 1998
                                                              ----------------------------------------------------
                                                                               GROSS        GROSS      ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                  COST         GAINS      (LOSSES)       VALUE
                                                              ------------  -----------  -----------  ------------
                                                                                 (IN THOUSANDS)
Long-term bonds:
    United States government and government agencies and
      authorities                                             $    140,417   $   7,635    $    (177)  $    147,875
    States, provinces and political subdivisions                    16,632       2,219           --         18,851
    Public utilities                                               397,670      38,740         (238)       436,172
    Transportation                                                 197,207      22,481          (18)       219,670
    Finance                                                        144,958      12,542         (494)       157,006
    All other corporate bonds                                      866,584      50,814       (6,419)       910,979
                                                              ------------  -----------  -----------  ------------
        Total long-term bonds                                    1,763,468     134,431       (7,346)     1,890,553
                                                              ------------  -----------  -----------  ------------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and commercial
      paper                                                         43,400          --           --         43,400
    Affiliates                                                     220,000          --           --        220,000
                                                              ------------  -----------  -----------  ------------
        Total short-term bonds                                     263,400          --           --        263,400
                                                              ------------  -----------  -----------  ------------
Total bonds                                                   $  2,026,868   $ 134,431    $  (7,346)  $  2,153,953
                                                              ------------  -----------  -----------  ------------
                                                              ------------  -----------  -----------  ------------



                                                                               DECEMBER 31, 1997
                                                              ----------------------------------------------------
                                                                               GROSS        GROSS      ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                  COST         GAINS      (LOSSES)       VALUE
                                                              ------------  -----------  -----------  ------------
                                                                                 (IN THOUSANDS)
Long-term bonds:
    United States government and government agencies and
      authorities                                             $    126,923   $   5,529    $      --   $    132,452
    States, provinces and political subdivisions                    22,361       2,095           --         24,456
    Public utilities                                               398,939      35,338          (91)       434,186
    Transportation                                                 214,130      22,000         (390)       235,740
    Finance                                                        157,891       5,885         (120)       163,656
    All other corporate bonds                                      990,455      52,678       (5,456)     1,037,677
                                                              ------------  -----------  -----------  ------------
        Total long-term bonds                                    1,910,699     123,525       (6,057)     2,028,167
                                                              ------------  -----------  -----------  ------------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and commercial
      paper                                                        431,032          --           --        431,032
    Affiliates                                                     110,000          --           --        110,000
                                                              ------------  -----------  -----------  ------------
        Total short-term bonds                                     541,032          --           --        541,032
                                                              ------------  -----------  -----------  ------------
Total bonds                                                   $  2,451,731   $ 123,525    $  (6,057)  $  2,569,199
                                                              ------------  -----------  -----------  ------------
                                                              ------------  -----------  -----------  ------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



3.  BONDS (CONTINUED)


The amortized cost and estimated fair value of bonds at December 31, 1998 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.



                                                                                            DECEMBER 31, 1998
                                                                                        --------------------------
                                                                                         AMORTIZED     ESTIMATED
                                                                                            COST       FAIR VALUE
                                                                                        ------------  ------------
                                                                                              (IN THOUSANDS)
Maturities:
    Due in one year or less                                                             $    459,631  $    460,787
    Due after one year through five years                                                    329,625       336,516
    Due after five years through ten years                                                   264,372       283,840
    Due after ten years                                                                      703,341       781,253
                                                                                        ------------  ------------
                                                                                           1,756,969     1,862,396
    Mortgage-backed securities                                                               269,899       291,557
                                                                                        ------------  ------------
Total bonds                                                                             $  2,026,868  $  2,153,953
                                                                                        ------------  ------------
                                                                                        ------------  ------------



Proceeds from sales and maturities of investments in debt securities during 1998, 1997, and 1996 were $1,016,811,000, $980,264,000, and $1,554,016,000, gross gains were $17,025,000, $10,732,000, and $16,975,000 and gross losses were $866,000, $2,446,000, and $10,885,000, respectively.



Bonds included above with an amortized cost of approximately $2,572,000, $2,578,000 and $2,060,000 at December 31, 1998, 1997 and 1996, respectively, were on deposit with governmental authorities as required by law.



Excluding investments in U.S. government and agencies securities, the Company is not exposed to significant concentration of credit risk in its portfolio.



4.  SECURITIES LENDING



The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan Bank of New York. The custodian has indemnified the Company against losses arising from this program. There were no securities out on loan as of December 31, 1998 and 1997. Income resulting from this program was $94,000, $200,000 and $137,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



5.  MORTGAGE LOANS



The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



5.  MORTGAGE LOANS (CONTINUED)


The following table shows the geographical distribution of the mortgage loan portfolio.



                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS)
California                                                                                  $   82,397  $  119,122
Massachusetts                                                                                   53,528      58,981
Michigan                                                                                        34,357      42,912
New York                                                                                        21,190      45,696
Ohio                                                                                            36,171      51,862
Pennsylvania                                                                                    93,587      97,949
Washington                                                                                      36,548      54,948
All other                                                                                      177,225     212,565
                                                                                            ----------  ----------
                                                                                            $  535,003  $  684,035
                                                                                            ----------  ----------
                                                                                            ----------  ----------



The Company has restructured mortgage loans totaling $30,743,000 and $26,284,000 at December 31, 1998 and 1997, respectively, against which there are allowances for losses of $2,120,000 and $3,026,000, respectively.



The Company has made commitments of mortgage loans on real estate into the future.The outstanding commitments for these mortgages amount to $18,005,000 and $12,300,000 at December 31, 1998 and 1997, respectively.



6.  INVESTMENT GAINS AND LOSSES



                                                                                      YEARS ENDED DECEMBER 31,
                                                                                  ---------------------------------
                                                                                     1998        1997       1996
                                                                                  ----------  ----------  ---------
                                                                                           (IN THOUSANDS)
Net realized gains (losses):
Bonds                                                                             $    5,659  $    2,882  $   5,631
Common stock of affiliates                                                                --      21,195         --
Common stocks                                                                             48
Mortgage loans                                                                         2,374       3,837        763
Real estate                                                                              955       2,912        599
Other invested assets                                                                 (3,827)       (717)       567
                                                                                  ----------  ----------  ---------
Subtotal                                                                               5,209      30,109      7,560
Capital gains tax expense                                                              4,815       3,403      2,698
                                                                                  ----------  ----------  ---------
Total                                                                             $      394  $   26,706  $   4,862
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
Changes in unrealized gains (losses):
Common stock of affiliates                                                        $     (302) $   (2,894) $  (5,739)
Mortgage loans                                                                        (1,312)      1,524       (600)
Real estate                                                                              403       3,377      4,624
Other invested assets                                                                    827        (855)        --
                                                                                  ----------  ----------  ---------
Total                                                                             $     (384) $    1,152  $  (1,715)
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



6.  INVESTMENT GAINS AND LOSSES (CONTINUED)


Realized capital gains and losses on bonds and mortgages and interest rate swaps which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains credited to the interest maintenance reserve were $8,943,000 in 1998, $6,321,000 in 1997, and $7,710,000 in 1996. All gains and losses are transferred net of applicable income taxes.



7.  NET INVESTMENT INCOME



Net investment income consisted of:



                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
                                                                                         (IN THOUSANDS)
Interest income from bonds                                                     $  167,436  $  188,924  $  178,695
Income from investment in common stock of affiliates                                3,675      41,181      50,408
Interest income from mortgage loans                                                53,269      76,073      92,591
Real estate investment income                                                      15,932      17,161      16,249
Interest income from policy loans                                                   2,881       3,582       2,790
Other investment income (loss)                                                       (641)       (193)      1,710
                                                                               ----------  ----------  ----------
Gross investment income                                                           242,552     326,728     342,443
                                                                               ----------  ----------  ----------
Interest on surplus notes and notes payable                                       (44,903)    (42,481)    (23,061)
Investment expenses                                                               (13,117)    (13,998)    (15,629)
                                                                               ----------  ----------  ----------
Net investment income                                                          $  184,532  $  270,249  $  303,753
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------



8.  DERIVATIVES



The Company uses derivative instruments for interest rate risk management purposes, including hedges against specific interest rate risk and to minimize the Company's exposure to fluctuations in interest rates. The Company's use of derivatives has included U.S. Treasury futures, conventional interest rate swaps, and forward spread lock interest rate swaps.



In the case of interest rate futures, gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocate gains or losses to specific hedged assets or liabilities, gains or losses are deferred in IMR and amortized over the remaining life of the hedged assets. At December 31, 1998 and 1997 there were no futures contracts outstanding.



In the case of interest rate and foreign currency swap agreements and forward spread lock interest rate swap agreements, gains or losses on terminated swaps are deferred in the IMR and amortized over the shorter of the remaining life of the hedged asset sold or the remaining term of the swap contract. The net differential to be paid or received on interest rate swaps is recorded monthly as interest rates change.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



8.  DERIVATIVES (CONTINUED)


Options are used to hedge the stock market interest exposure in the mortality and expense risk charges and guaranteed minimum death benefit features of the Company's variable annuities. The Company's open positions are as follows:



                                                                                         SWAPS OUTSTANDING
                                                                                       AT DECEMBER 31, 1998
                                                                                 ---------------------------------
                                                                                      NOTIONAL       MARKET VALUE
                                                                                 PRINCIPAL AMOUNTS   OF POSITIONS
                                                                                 ------------------  -------------
                                                                                          (IN THOUSANDS)
Conventional interest rate swaps                                                     $   45,000        $     508
Foreign currency swap                                                                     1,178              263



                                                                                         SWAPS OUTSTANDING
                                                                                       AT DECEMBER 31, 1997
                                                                                 ---------------------------------
                                                                                      NOTIONAL       MARKET VALUE
                                                                                 PRINCIPAL AMOUNTS   OF POSITIONS
                                                                                 ------------------  -------------
                                                                                          (IN THOUSANDS)
Conventional interest rate swaps                                                     $   80,000        $  (2,891)
Foreign currency swap                                                                     1,700              208
Forward spread lock swaps                                                                50,000              274
Asian Put Option S & P 500                                                               75,000              693



The market value of swaps is the estimated amount that the Company would receive or pay on termination or sale, taking into account current interest rates and the current credit worthiness of the counterparties. The Company is exposed to potential credit loss in the event of nonperformance by counterparties. The counterparties are major financial institutions and management believes that the risk of incurring losses related to credit risk is remote.



9.  LEVERAGED LEASES



The Company is a lessor in a leveraged lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.75 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the Master Lessee may exercise a fixed price purchase option to purchase the equipment.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



9.  LEVERAGED LEASES (CONTINUED)


The Company's net investment in leveraged leases is composed of the following elements:



                                                                                              DECEMBER 31,
                                                                                         ----------------------
                                                                                            1998        1997
                                                                                         ----------  ----------
                                                                                             (IN THOUSANDS)
Lease contracts receivable                                                               $   78,937  $   92,605
Less non-recourse debt                                                                      (78,920)    (92,589)
                                                                                         ----------  ----------
                                                                                                 17          16
Estimated residual value of leased assets                                                    41,150      41,150
Less unearned and deferred income                                                            (8,932)    (10,324)
                                                                                         ----------  ----------
Investment in leveraged leases                                                               32,235      30,842
Less fees                                                                                      (138)       (163)
                                                                                         ----------  ----------
Net investment in leveraged leases                                                       $   32,097  $   30,679
                                                                                         ----------  ----------
                                                                                         ----------  ----------



The net investment is included in "other invested assets" on the balance sheet.



10.  REINSURANCE



The Company has agreements with SLOC which provide that SLOC will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements had the effect of decreasing income from operations by approximately $2,128,000, $1,381,000 and $1,603,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



Effective January 1, 1991, the Company entered into an agreement with SLOC under which certain individual life insurance contracts issued by SLOC were reinsured by the Company on a 90% coinsurance basis. During 1997 SLOC changed certain assumptions used in determining the gross and the ceded reserve balance. The Company reflected the effect of the changes in assumptions to its assumed reserves as a direct credit to surplus. The effect of the change was a $39,016,000 decrease in reserves. Also, the agreement required SLOC to reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement required the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000, $37,050,000 and $35,161,000 for the years ended December 31, 1998,
1997 and 1996, respectively. The Company terminated this agreement effective October 1, 1998, resulting in an increase in income from operations of $65,679,000 which included a cash settlement.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



10.  REINSURANCE (CONTINUED)


The following are summarized pro-forma results of operations of the Company for the years ended December 31, 1998, 1997 and 1996 before the effect of reinsurance transactions with SLOC:



                                                                                  YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1998          1997          1996
                                                                          ------------  ------------  ------------
                                                                                       (IN THOUSANDS)
Income:
    Premiums, annuity deposits and other revenues                         $  2,377,364  $  2,340,733  $  1,941,423
    Net investment income and realized gains                                   187,208       298,120       310,172
                                                                          ------------  ------------  ------------
    Subtotal                                                                 2,564,572     2,638,853     2,251,595
                                                                          ------------  ------------  ------------
Benefits and Expenses:
    Policyholder benefits                                                    2,312,247     2,350,354     2,011,998
    Other expenses                                                             203,238       187,591       155,531
                                                                          ------------  ------------  ------------
    Subtotal                                                                 2,515,485     2,537,945     2,167,529
                                                                          ------------  ------------  ------------
Income from operations                                                    $     49,087  $    100,908  $     84,066
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------



The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured. Reinsurance transactions under this agreement had the effect of increasing income from operations by $3,008,000 in 1998, and decreasing income from operations by $2,658,000 in 1997 and $46,000 in 1996.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



11. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES



The withdrawal characteristics of general account and separate account annuity reserves and deposits are as follows:



                                                                                               DECEMBER 31, 1998
                                                                                         -----------------------------
                                                                                            AMOUNT        % OF TOTAL
                                                                                         -------------  --------------
                                                                                                (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                                                         $   2,896,529          19
    At book value less surrender charges (surrender charge >5%)                             10,227,212          66
    At book value (minimal or no charge or adjustment)                                       1,264,453           8
Not subject to discretionary withdrawal provision                                            1,106,197           7
                                                                                         -------------         ---
Total annuity actuarial reserves and deposit liabilities                                 $  15,494,391         100
                                                                                         -------------         ---
                                                                                         -------------         ---



                                                                                               DECEMBER 31, 1997
                                                                                         -----------------------------
                                                                                            AMOUNT        % OF TOTAL
                                                                                         -------------  --------------
                                                                                                (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                                                         $   3,415,394          25
    At book value less surrender charges (surrender charge >5%)                              7,672,211          57
    At book value (minimal or no charge or adjustment)                                       1,259,698           9
Not subject to discretionary withdrawal provision                                            1,164,651           9
                                                                                         -------------         ---
Total annuity actuarial reserves and deposit liabilities                                 $  13,511,954         100
                                                                                         -------------         ---
                                                                                         -------------         ---



12.  SEGMENT INFORMATION



The Company offers financial products and services such as fixed and variable annuities, retirement plan services and life insurance on an individual basis. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.



The Individual Insurance segment markets and administers a variety of life insurance products sold to individuals and corporate owners of individual life insurance. The products include whole life, universal life and variable life products.



The Retirement Products and Services ("RPS") segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



12.  SEGMENT INFORMATION (CONTINUED)


The following amounts pertain to the various business segments:



                                                                                                  FEDERAL
                                                           TOTAL          TOTAL        PRETAX      INCOME        TOTAL
(IN THOUSANDS)                                            REVENUES    EXPENDITURES     INCOME      TAXES        ASSETS
------------------------------------------------------  ------------  -------------  ----------  ----------  -------------
    1998
Individual Insurance                                    $    229,710   $   144,800   $   84,910  $   (4,148) $     199,683
RPS                                                        2,527,608     2,483,715       43,893      12,486     16,123,905
Corporate                                                     10,959         3,042        7,917       3,375        579,033
                                                        ------------  -------------  ----------  ----------  -------------
    Total                                               $  2,768,277   $ 2,631,557   $  136,720  $   11,713  $  16,902,621
                                                        ------------  -------------  ----------  ----------  -------------
      1997
Individual Insurance                                         304,141       272,333       31,808      13,825      1,143,697
RPS                                                        2,533,006     2,507,591       25,414      10,667     14,043,221
Corporate                                                     57,897         5,244       52,653     (17,153)       738,439
                                                        ------------  -------------  ----------  ----------  -------------
    Total                                               $  2,895,044   $ 2,785,169   $  109,875  $    7,339  $  15,925,357
                                                        ------------  -------------  ----------  ----------  -------------
      1996
Individual Insurance                                         281,309       255,846       25,463      13,931        817,115
RPS                                                        2,174,602     2,151,126       23,476       1,203     12,057,572
Corporate                                                     64,721           898       63,823     (20,534)       689,266
                                                        ------------  -------------  ----------  ----------  -------------
    Total                                               $  2,520,632   $ 2,407,870   $  112,762  $   (5,400) $  13,563,953
                                                        ------------  -------------  ----------  ----------  -------------


------------------------


* Total expenditures include dividends to policyholders of $(5,981) for 1998, $33,316 for 1997 and $29,189 for 1996.



13.  RETIREMENT PLANS



The Company participates with SLOC in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.



The funding policy for the pension plan is to contribute an amount which at least satisfies the minimum amount required by ERISA; currently, the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.



The Company's share of the group's accrued pension cost was $1,178,000 and $593,000 at December 31, 1998 and 1997, respectively. The Company's share of net periodic pension cost was $586,000, $146,000 and $27,000, for 1998, 1997 and
1996, respectively.



The Company also participates with SLOC and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $231,000, $259,000 and $233,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



OTHER POST-RETIREMENT BENEFIT PLANS



In addition to pension benefits the Company provides certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



13.  RETIREMENT PLANS (CONTINUED)


Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires an accrual of the estimated cost of retiree benefit payments during the years the employee provides services. SFAS No. 106 allows recognition of the cumulative effect of the liability in the year of adoption or the amortization of the obligation over a period of up to 20 years. The obligation of approximately $455,000 is recognized over a period of ten years. The Company's cash flows are not affected by implementation of this standard, but implementation decreased net income by $95,000, $117,000, and $8,000 for the years ended December 31, 1998, 1997, and 1996, respectively. The Company's post retirement health, dental and life insurance benefits currently are not funded.



OTHER POST-RETIREMENT BENEFIT PLANS CONTINUED



The following table sets forth the change in the pension and other postretirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's financial statements at December 31:



                                                                        PENSION BENEFITS        OTHER BENEFITS
                                                                        1998        1997        1998       1997
                                                                     ----------  ----------  ----------  ---------
                                                                                    (IN THOUSANDS)
Change in benefit obligation:
    Benefit obligation at beginning of year                          $   79,684  $   70,848  $    9,845  $   9,899
    Service cost                                                          4,506       4,251         240        306
    Interest cost                                                         6,452       5,266         673        725
    Amendments                                                               --       1,000          --         --
    Actuarial loss (gain)                                                21,975          --         308       (801)
    Benefits paid                                                        (1,825)     (1,681)       (647)      (284)
                                                                     ----------  ----------  ----------  ---------
Benefit obligation at end of year                                    $  110,792  $   79,684  $   10,419  $   9,845
                                                                     ----------  ----------  ----------  ---------
                                                                     ----------  ----------  ----------  ---------
The Company's share:
    Benefit obligation at beginning of year                          $    5,094  $    4,529  $      385  $     384
    Benefit obligation at end of year                                $    9,125  $    5,094  $      416  $     385
Change in plan assets:
    Fair value of plan assets at beginning of year                   $  136,610  $  122,807  $       --  $      --
    Actual return on plan assets                                         16,790      15,484          --         --
    Employer contribution                                                    --          --         647        284
    Benefits paid                                                        (1,825)     (1,681)       (647)      (284)
                                                                     ----------  ----------  ----------  ---------
Fair value of plan assets at end of year                             $  151,575  $  136,610  $       --  $      --
                                                                     ----------  ----------  ----------  ---------
                                                                     ----------  ----------  ----------  ---------
Funded status                                                        $   40,783  $   56,926  $  (10,419) $  (9,845)
Unrecognized net actuarial gain (loss)                                   (2,113)    (18,147)        586        257
Unrecognized transition obligation (asset)                              (24,674)    (26,730)        185        230
Unrecognized prior service cost                                           7,661       8,241          --         --
                                                                     ----------  ----------  ----------  ---------
Prepaid (accrued) benefit cost                                       $   21,657  $   20,290  $   (9,648) $  (9,358)
                                                                     ----------  ----------  ----------  ---------
                                                                     ----------  ----------  ----------  ---------
The Company's share of accrued benefit cost                          $   (1,178) $     (593) $     (195) $    (102)
Weighted-average assumptions as of December 31:
    Discount rate                                                         6.75%       7.50%       6.75%      7.50%
    Expected return on plan assets                                        8.00%       7.50%         N/A        N/A
    Rate of compensation increase                                         4.50%       4.50%         N/A        N/A

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



13.  RETIREMENT PLANS (CONTINUED)


For measurement purposes, a 10.1% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998 (5.7% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.



                                                                               1998       1997       1998       1997
                                                                            ----------  ---------  ---------  ---------
Components of net periodic benefit cost:
    Service cost                                                            $    4,506  $   4,251  $     240  $     306
    Interest cost                                                                6,452      5,266        673        725
    Expected return on plan assets                                             (10,172)    (9,163)        --         --
    Amortization of transition obligation (asset)                               (2,056)    (2,056)        45         45
    Amortization of prior service cost                                             580        517         --         --
    Recognized net actuarial (gain) loss                                          (677)      (789)       (20)        71
                                                                            ----------  ---------  ---------  ---------
Net periodic benefit cost                                                   $   (1,367) $  (1,974) $     938  $   1,147
                                                                            ----------  ---------  ---------  ---------
                                                                            ----------  ---------  ---------  ---------
    The Company's share of net periodic benefit cost                        $      586  $     146  $      95  $     117
                                                                            ----------  ---------  ---------  ---------
                                                                            ----------  ---------  ---------  ---------



Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:



                                                                          1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                               INCREASE             DECREASE
                                                                          -------------------  -------------------
                                                                                       (IN THOUSANDS)
Effect on total of service and interest cost components                        $     210            $    (170)
Effect on postretirement benefit obligation                                        2,026               (1,697)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



14.  FAIR VALUE OF FINANCIAL INSTRUMENTS



The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1998 and 1997:


                                                                  DECEMBER 31, 1998
                                                       ---------------------------------------
                                                        CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                                       -----------------  --------------------
                                                                   (IN THOUSANDS)
ASSETS:
Bonds                                                    $   2,026,868        $  2,153,953
Mortgages                                                      535,003             556,143
Derivatives                                                         --                 771
LIABILITIES:
Insurance reserves                                       $     121,100        $    121,100
Individual annuities                                           274,448             271,849
Pension products                                             1,104,489           1,145,351


                                                                  DECEMBER 31, 1997
                                                       ---------------------------------------
                                                        CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                                       -----------------  --------------------
                                                                   (IN THOUSANDS)
ASSETS:
Bonds                                                    $   2,451,731        $  2,569,199
Mortgages                                                      684,035             706,975
LIABILITIES:
Insurance reserves                                       $     123,128        $    123,128
Individual annuities                                           307,668             302,165
Pension products                                             1,527,433           1,561,108
Derivatives                                                         --              (1,716)



The major methods and assumptions used in estimating the fair values of financial instruments are as follows:



The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk and maturity and repayment and liquidity characteristics.



The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated market value.



The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.



The fair values of derivative financial instruments are estimated using the process described in Note 8.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



15.  STATUTORY INVESTMENT VALUATION RESERVES



The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, stocks, mortgage loans, real estate and other invested assets with related increases or decreases being recorded directly to surplus.



Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold.



The table shown below presents changes in the major elements of the AVR and IMR.



                                                                                 YEARS ENDED DECEMBER 31,
                                                                                1998                  1997
                                                                        --------------------  --------------------
                                                                           AVR        IMR        AVR        IMR
                                                                        ---------  ---------  ---------  ---------
                                                                                      (IN THOUSANDS)
Balance, beginning of year                                              $  47,605  $  33,830  $  53,911  $  28,675
Net realized investment gains, net of tax                                     256      8,942     17,400      6,321
Amortization of net investment gains                                           --     (2,282)        --     (1,166)
Unrealized investment losses                                               (6,550)        --     (2,340)        --
Required by formula                                                         3,081         --    (21,366)        --
                                                                        ---------  ---------  ---------  ---------
Balance, end of year                                                    $  44,392  $  40,490  $  47,605  $  33,830
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------



16.  FEDERAL INCOME TAXES



The Company and its subsidiaries file a consolidated federal income tax return. Federal income taxes are calculated for the consolidated group based upon amounts determined to be payable as a result of operations within the current year. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such timing differences include reserves, depreciation and accrual of market discount on bonds. Cash payments for federal income taxes were approximately $48,144,000, $31,000,000 and $19,264,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The Company is currently undergoing an audit by the Internal Revenue Service. The Company believes that there will be no material audit adjustments for the periods under examination.



17.  SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE)



On December 22, 1997, the Company issued a $250,000,000 surplus note to Life Holdco. This note has an interest rate of 8.625% and is due on or after November 6, 2027.



On May 9, 1997, the Company issued a short-term note of $600,000,000 to Life Holdco at an interest rate of 5.10%, which was extended at various interest rates. This note was repaid on December 22, 1997.



On December 19, 1995, the Company issued surplus notes totaling $315,000,000 to an affiliate, Sun Canada Financial Co., at interest rates between 5.75% and 7.25%. Of these notes, $157,500,000 will mature in the year 2007 and $157,500,000 will mature in the year 2015. Interest on these notes is payable semiannually.



Principal and interest on surplus notes are payable only to the extent that the Company meets specified requirements regarding free surplus exclusive of the principal amount and accrued interest, if any, on these notes and with the consent of the Delaware Insurance Commissioner.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



17.  SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE) (CONTINUED)


The Company accrued $4,259,000 and $ 964,000 for interest on surplus notes for the years ended December 31, 1998 and 1997, respectively.



The Company accrued $4,259,000 and $964,000 for interest on surplus notes for the years ended December 31, 1998 and 1997, respectively.



The Company expensed $44,903,000, $42,481,000 and $23,061,000 for interest on surplus notes and notes payable for the years ended December 31, 1998, 1997 and 1996, respectively.



18.  TRANSACTIONS WITH AFFILIATES



The Company has an agreement with SLOC which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $16,344,000 in 1998, $15,997,000 in 1997, and $20,192,000 in 1996.



The Company leases office space to SLOC under lease agreements with terms expiring in September, 1999 and options to extend the terms for each of thirteen successive five-year terms at fair market rental not to exceed 125% of the fixed rent for the term which is ending. Rent received by the Company under the leases for 1998 amounted to approximately $6,856,000.



19.  RISK-BASED CAPITAL



Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1998, 1997 and 1996.



20.  ACCOUNTING POLICIES AND PRINCIPLES



The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting practices and GAAP are described as follows. Under statutory accounting practices, financial statements are not consolidated and investments in subsidiaries are shown at net equity value. Accordingly, the assets, liabilities and results of operations of the Company's subsidiaries are not consolidated with the assets, liabilities and results of operations, respectively, of the Company. Changes in net equity value of the common stock of the Company's United States life insurance subsidiaries are directly reflected in the Company's surplus. Changes in the net equity value of the common stock of all other subsidiaries are directly reflected in the Company's Asset Valuation Reserve. Dividends paid by subsidiaries to the Company are included in the Company's net investment income.



Other differences between statutory accounting practices and GAAP include the following: statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP: deferred policy acquisition costs, deferred federal income taxes and statutory nonadmitted assets. Asset Valuation Reserves and Interest Maintenance Reserves are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Actuarial assumptions and reserving methods differ under statutory accounting practices and GAAP. Premiums for universal

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



20.  ACCOUNTING POLICIES AND PRINCIPLES (CONTINUED)


life and investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP.



Because the Company's management uses financial information prepared in conformity with accounting principles generally accepted in Canada in the normal course of business, the management of Sun Life Assurance Company of Canada (U.S.) has determined that the cost of complying with Statement No. 120, "Accounting and Reporting by Mutual Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Contracts", exceeds the benefits that the Company, or the users of its financial statements, would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.

INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS



SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) (the "Company") as of December 31, 1998 and 1997, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As described more fully in Notes 1 and 20 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the differences between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.



In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1998 and 1997, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1998 on the basis of accounting described in Notes 1 and 20.



However, because of the differences between the two bases of accounting referred to in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1998 and 1997 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1998.



As management has stated in Note 20, because the Company's management uses financial information prepared in accordance with accounting principles generally accepted in Canada in the normal course of business, the management of Sun Life Assurance Company of Canada (U.S.) has determined that the cost of complying with Statement No. 120, ACCOUNTING AND REPORTING BY MUTUAL LIFE INSURANCE ENTERPRISES AND BY INSURANCE ENTERPRISES FOR CERTAIN LONG-DURATION PARTICIPATING CONTRACTS, would exceed the benefits that the Company, or the users of its financial statements, would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 5, 1999

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION



Calculations.........................................................................
  Example of Variable Accumulation Unit Value Calculation............................
  Example of Variable Annuity Unit Calculation.......................................
  Example of Variable Annuity Payment Calculation....................................
  Calculation of Annuity Unit Values.................................................
Distribution of the Contracts........................................................
Designation and Change of Beneficiary................................................
Custodian............................................................................
Financial Statements.................................................................

      This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 1999 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (617) 348-9600 or (800) 752-7215.


--------------------------------------------------------------------------------


To:    Sun Life Assurance Company of Canada (U.S.)
     Annuity Service Mailing Address:
     c/o Retirement Products and Services
     P.O. Box 1024
     Boston, Massachusetts 02103



Please send me a Statement of Additional Information for Compass G Annuity
     Sun Life of Canada (U.S.) Variable Account D.



Name

--------------------------------------------------------------


Address

--------------------------------------------------------------

       -------------------------------------------------------------------------


City


------------------------------------  State


--------------  Zip

-------


Telephone

----------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT OR PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

      ACCOUNT YEAR AND ACCOUNT ANNIVERSARY: Your first Account Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Certificate (if not on the first day of the month), beginning with the Contract Date. Your Account Anniversary is the first day immediately after the end of an Account Year. Each Account Year after the first is the 12 calendar month period that begins on your Account Anniversary. If, for example, the Contract Date is in March, the first Account Year will be determined from the Contract Date but will end on the last day of March in the following year; your Account Anniversary is April 1 and all Account Years after the first will be measured from April 1.


      ACCUMULATION ACCOUNT: An account established for the Contract.


      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you Purchase Payments are made under the Contract. This is called the "Accumulation Period" in the Contract.

      *ANNUITANT: The Participant.

      *ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Certificate is to be made.

      *ANNUITY OPTION: The method chosen for making annuity payments.

      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

      APPLICATION: The document signed by the Owner or other evidence acceptable to us that serves as the Owner's application for the Contract.


      *BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.


      BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

      CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under the Contract.

      COMPANY: Sun Life Assurance Company of Canada (U.S.).

      CONTRACT DATE: The date on which we issue your Certificate. This is called the "Date of Coverage" in the Contract.

      CURRENT RATE: As of a particular date, the interest rate for a Guarantee Period that would be credited on a compound annual basis on [PAYMENTS?--AMOUNTS] allocated to the Fixed Account on that date. We determine the Current rate from time to time but it will never be less than 4%.

      DEATH BENEFIT DATE: If the Owner has elected a death benefit payment option before your death that remains in effect, the date on which we receive Due Proof of Death. If the Beneficiary is not living on the date of your death, the date on which we receive Due Proof of Death of you and the Beneficiary. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      EXPIRATION DATE: The last day of any Guarantee Period.

      FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ACCUMULATION UNIT: A unit of measure used in the calculation of Fixed Account Value.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited, which may be 1, 3, 5 or 7 years. There are two types of Guarantee Periods : Initial Guarantee Periods and Subsequent Guarantee Periods.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Initial or Subsequent Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      NET LOAN INTEREST: Loan interest payable to us, less any interest credited by us on amounts in the loan account established for the loan.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, or 408 of the Internal Revenue Code.

      *OWNER: The employer, association or other group entitled to the ownership rights stated in the Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), or Section 408(k) of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

      PARTICIPANT: The person named in the Certificate who is entitled to benefits under the plan as determined and reported to the Company by the Owner.

      PARTICIPANT ENROLLMENT FORM: The document signed by you that serves as your application for participation under the Contract.

      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408(c), 408(k) or 408(p) of the Internal Revenue Code of 1986, as amended.

      SERIES FUND: MFS/Sun Life Series Trust.

      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Mutual Fund or a specific series of the Series Fund.

      VALUATION PERIOD: The period of time from one determination of Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and [WHEN?] on other Business Days.

      VARIABLE ACCOUNT: Variable Account D of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* These items are specified in the Participant Enrollment Form, and may be changed as we describe in this Prospectus.

                                   APPENDIX B
           CONDENSED FINANCIAL INFORMATION-- ACCUMULATION UNIT VALUES



      The following information should be read in conjunction with the Variable Accounts' financial statements appearing elsewhere in this Prospectus, all of which has been audited by Deloitte & Touche LLP, independent certified public accountants.



                                    1997        1998                                         1997        1998
                                 ----------  ----------                                   ----------  ----------
MIT                                                      MWG
  Unit value                                             Unit value
    Beginning of period          $  33.9934  $  44.1981  Beginning of period              $  21.7932  $  21.6012
    End of period                $  44.1981  $  53.6738  End of period                    $  21.6012  $  22.2095
  Units outstanding end of
    period                          668,603     567,275  Units outstanding end of period      50,083      35,699

MIG                                                      CAS
  Unit value                                             Unit value
    Beginning of period          $  29.9956  $  43.9157  Beginning of period              $  35.6224  $  43.3190
    End of period                $  43.9157  $  67.2213  End of period                    $  43.3190  $  55.0679
  Units outstanding end of
    period                          225,178      89,584  Units outstanding end of period     680,351     628,268

MTR                                                      GSS
  Unit value                                             Unit value
    Beginning of period          $  29.9279  $  33.2755  Beginning of period              $  18.7159  $  20.1019
    End of period                $  33.2755  $  36.7917  End of period                    $  20.1019  $  21.5873
  Units outstanding end of
    period                          759,684     628,337  Units outstanding end of period     377,706     317,889

MGO                                                      HYS
  Unit value                                             Unit value
    Beginning of period          $  26.5992  $  32.3990  Beginning of period              $  22.0500  $  22.0500
    End of period                $  32.3990  $  41.3383  End of period                    $  24.6550  $  24.4991
  Units outstanding end of
    period                          100,623      95,086  Units outstanding end of period     161,891     147,334

MFB                                                      MMS
  Unit value                                             Unit value
    Beginning of period          $  19.3773  $  21.1171  Beginning of period              $  15.2586  $  15.8347
    End of period                $  21.1171  $  21.7979  End of period                    $  15.8347  $  16.4256
  Units outstanding end of
    period                           86,309      76,030  Units outstanding end of period     246,919     254,576

                                   APPENDIX C
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT


      A.  FIXED ACCOUNT--3, 5 AND 7 YEAR GUARANTEE PERIODS:



For the purposes of this illustration, the following assumptions have been made:



    1. 100% of Purchase Payments have been allocated to the Fixed Account and the Owner has elected Initial Guarantee Periods of five (5) years.



    2. The date of full surrender or partial withdrawal is the last day of the 12th month following the Date of Coverage.



    3. The Guarantee Rate being credited on Payments allocated to the five (5) year Guarantee Period on the date of full surrender or partial withdrawal is 4.40%.



    4.  The Account Fee is $25.



PLEASE REFER TO THE TABLE BELOW.



                                    TABLE 1*



 1     2       3         4        5       6              7              8            9          10
---  ------  -----   ---------  -----   ------  -------------------   ------   --------------   -------------
 1   $  100  4.25%   $  104.25   --     $ 0.00  $   104.25($79.25)    -0.45%   -($0.47)(-$0.36) $103.78($78.89)
 2      100  4.25       103.90  6.00%     4.80       99.10            -0.46    -(0.46)          98.64
 3      100  4.50       103.75  6.00      6.00       97.75             0.31      0.31           98.06
 4      100  4.50       103.38  6.00      6.00       97.38             0.32      0.31           97.69
 5      100  4.70       103.13  6.00      6.00       97.13             0.98      0.95           98.08
 6      100  4.70       102.74  6.00      6.00       96.74             0.99      0.96           97.70
 7      100  4.70       102.35  6.00      6.00       96.35             1.01      0.98           97.33
 8      100  4.50       101.88  6.00      6.00       95.88             0.34      0.33           96.20
 9      100  4.50       101.50  6.00      6.00       95.50             0.35      0.33           95.83
10      100  4.50       101.13  6.00      6.00       95.13             0.36      0.34           95.46
11      100  4.50       100.75  6.00      6.00       94.75             0.36      0.34           95.09
12      100  4.40       100.37  6.00      6.00       94.37             0.00      0.00           94.37
     ------          ---------          ------  ----------                     --------------   -------------
     $1,200          $1,229.11          $64.80  $ 1,164.31                     $ 3.92           $1,168.23
     ------          ---------          ------  ----------                     --------------   -------------
     ------          ---------          ------  ----------                     --------------   -------------
                                                ($1,139.31)                    ($4.03)          ($1,143.34)



*See next page for Explanation of Columns

EXPLANATION OF COLUMNS IN TABLE 1.



COLUMNS 1 AND 2:



Represent Payments and Payment amounts, respectively. Each Payment of $100 was made on the first (1st) day of each month for one year (12 payments).



COLUMN 3:



Represents the Initial Guarantee Rate being credited to each Payment.



COLUMN 4:



Represents the value of each Payment on the date of full surrender or partial withdrawal before the imposition of any Withdrawal Charge and Market Value Adjustment.



COLUMN 5:



Represents the Withdrawal Charge percentage that is applied to each Payment on the date of full surrender or partial withdrawal.



The percentage is 6% for Payments 2-12 because these Payments have been in the Account for less than one year. No Withdrawal Charge is imposed on Payment 1 because up to ten percent (10%) of Payments credited to a Participant's Account may be withdrawn each Account Year without imposition of this charge. In this example, 10% represents (10% x $1,200) = $120. The 10% amount is applied to the oldest previously unliquidated Payment, then the next oldest and so forth. This results in no Withdrawal Charge being imposed on Payment 1 and a Withdrawal Charge imposed on $80 of Payment 2.



COLUMN 6:



Represents the amount of Withdrawal Charge imposed on each Payment. It is calculated by multiplying the Payment in Column 2 by the Withdrawal Charge percentage in Column 5.



For example, the Withdrawal Charge imposed on Payment 8 = $100 X 6% = $6.00.



The Withdrawal Charge imposed on Payment 2 = ($100 - $20) X 6% = $4.80. The $20 represents the portion of the Payment on which no Withdrawal Charge is imposed as described under the explanation of Column 5 above.



COLUMN 7:



Represents the value of each Payment in Column 4 on the date of full surrender or partial withdrawal after the imposition of the Withdrawal Charge in Column 6.



In the case of a full surrender, the Account Fee is deducted from the oldest unliquidated payment. This deduction is reflected in the Table by the amount in parentheses beside Column 7, $79.25.



COLUMN 8:



Represents the Market Value Adjustment (MVA) percentage applied to the value of each Payment on the date of full surrender or partial withdrawal after imposition of the Withdrawal Charge.



FOR EXAMPLE:



The MVA% applied to Payment 3 = .75 (A - B) X C/12



Where          A          =      The Guarantee Rate of the Payment being surrendered (Column 3)
                          =      4.50%,
               B          =      The Guarantee Rate being credited to Payments allocated to the five (5)
                                 year
                                 Guarantee Period on the date of full surrender or partial withdrawal
                          =      4.40% and
               C          =      The number of months remaining in the Guarantee Period of the Payment being
                                 surrendered
                          =      60 (5 years) - 10
                          =      50
MVA%                      =      .75 (A - B) X C/12
                          =      .75 (4.50 - 4.40) X 50/12
                          =      .75 (.10) X 50/12
                          =      .31%

COLUMN 9:



Represents the dollar amount of the MVA. For each Payment, it is determined by multiplying the value in Column 7 by the MVA percentage in Column 8.



For example, the MVA for Payment 3



    =      Column 7       X      Column 9
    =      $97.75         X      .31%
    =      $0.31



COLUMN 10:



Represents the values of Payments on the date of full surrender or partial withdrawal after deducting the Withdrawal Charge and either deducting or adding the MVA. For any Payment, the amount in Column 10 is determined by adding the amounts in Columns 7 and 9.



In each of Columns 9 and 10, the amounts in parentheses, -$.36 and $78.89, respectively, reflect the deduction of the Account Fee, in the case of a full surrender.



FULL SURRENDER:



The total of Column 10, in parentheses ($1,143.34), reflects the amount of a full surrender after imposition of Withdrawal Charges, Account Fee and Market Value Adjustments.



PARTIAL WITHDRAWAL:



The sum of amounts in Column 10 for as many payments as are liquidated reflects the amount of a partial withdrawal.



For example, if $1,000 of Payments were withdrawn, the amount of the withdrawal would be the sum of the amounts in Column 10 for Payments 1 through 10 which is $978.77.



B. VARIABLE ACCOUNT AND FIXED ACCOUNT--1 YEAR GUARANTEE PERIOD (NO MARKET VALUE ADJUSTMENT APPLICABLE):



For the purposes of this illustration, the following assumptions have been made:



    1. Purchase Payments have been allocated to either the Variable Account, the Fixed Account-- one (1) Year Guarantee Period or to a combination of both.



    2.  The date of full surrender or partial withdrawal is during the ninth
       (9th) Account Year.



PLEASE REFER TO THE TABLE BELOW.



                                        TABLE 2*
               1          2          3          4           5           6
           ---------  ---------  ---------  ---------  -----------  ---------
               1      $   1,000  $   1,000  $       0          0%   $       0
               2          1,200      1,200          0           0           0
               3          1,400      1,280        120           1        1.20
               4          1,600          0      1,600           2       32.00
               5          1,800          0      1,800           3       54.00
               6          2,000          0      2,000           4       80.00
               7          2,000          0      2,000           5      100.00
               8          2,000          0      2,000           6      120.00
               9          2,000          0      2,000           6      120.00
                      ---------  ---------  ---------               ---------
                      $  15,000  $   3,480  $  11,520               $  507.20
                      ---------  ---------  ---------               ---------
                      ---------  ---------  ---------               ---------



* See next page for Explanation of Columns

EXPLANATION OF COLUMNS IN TABLE 2



COLUMNS 1 AND 2:



Represent Payments and amounts of Payments. Each Payment was made at the beginning of each Account Year.



COLUMN 3:



Represents the amounts that may be withdrawn without the imposition of withdrawal charges, as follows:



a) Payments 1 and 2, $1,000 and $1,200, respectively, have been credited to the Participant's Account for more than seven (7) years.



b) $1,280 of Payment 3 represents 10% of Payments that have been credited to the Participant's Account for less than seven (7) years. The 10% amount is applied to the oldest unliquidated Payment, then the next oldest and so forth.



COLUMN 4:



Represents the amount of each Payment that is subject to a withdrawal charge. It is determined by subtracting the amount in Column 3 from the Payment in Column 2.



COLUMN 5:



Represents the withdrawal charge percentages imposed on the amounts in Column 4.



COLUMN 6:



Represents the withdrawal charge imposed on each Payment. It is determined by multiplying the amount in Column 4 by the percentage in Column 5.



For example, the withdrawal charge imposed on Payment 8



    =      Payment 8 Column 4 X Payment 8 Column 5

    =      $2,000 X 6%

    =      $120



FULL SURRENDER:



The total of Column 6, $507.20, represents the total amount of withdrawal charges imposed on Payments in this illustration.



PARTIAL WITHDRAWAL:



The sum of amounts in Column 6 for as many Payments as are liquidated reflects the withdrawal charges imposed in the case of a partial withdrawal.



For example, if $7,000 of Payments (Payments 1, 2, 3, 4 and 5) were withdrawn, the amount of the withdrawal charges imposed would be the sum of amounts in Column 6 for Payments 1, 2, 3, 4 and 5 which is $87.20.

                               SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                               ANNUITY SERVICE MAILING ADDRESS:
                               C/O RETIREMENT PRODUCTS AND SERVICES
                               P.O. BOX 1024
                               BOSTON, MASSACHUSETTS 02103

                               TELEPHONE:
                               Toll Free (800) 752-7215
                               In Massachusetts (617) 348-9600

                               GENERAL DISTRIBUTOR
                               Clarendon Insurance Agency, Inc.
                               One Sun Life Executive Park
                               Wellesley Hills, Massachusetts 02481

                               AUDITORS
                               Deloitte Touche LLP
                               125 Summer Street
                               Boston, Massachusetts 02110

 COG-1    5/99

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution


         Not applicable.


Item 15. Indemnification of Directors and Officers

     Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.) provides for indemnification of directors and officers as follows:

    "Section 8.01 (a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

    (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(2) hereof.

      (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

    (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

    (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

    (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

Item 16. Exhibits

Exhibits:


Exhibit
Number                Description             Method of Filing

 1         Underwriting Agreement                *
 3(a)      Certificate of Incorporation          **
 3(b)      By-laws                               **
 4(a)      Combination Fixed/Variable Group
             Annuity Contract                    ***
 4(b)      Certificate to be used in con-
             nection with Contract filed as
             Exhibit 4(a)                        ***
23         Independent Auditors' Consent         Filed herewith
24         Powers of Attorney                    Filed herewith


* Incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement of the Registrant on Form N-4,
       File No. 333-37907, filed on January 16, 1998.

** Incorporated herein by reference from the Registration Statement of the Registrant on Form N-4, File No. 333-37907, filed on October 14, 1997.

*** Incorporated by reference from the Registration Statement of the Registrant on Form N-4, File No. 2-99958, filed on April 17, 1998.


Item 17. Undertakings

      (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.




    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 10 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 30th day of April, 1999.



                                  Sun Life Assurance Company of
                                  Canada (U.S.)

                                  (Registrant)


                                  By:     /s/ C. JAMES PRIEUR
                                       -------------------------
                                              C. James Prieur
                                              President



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                           TITLE                    DATE



   /s/ C. JAMES PRIEUR            President and Director
--------------------------     (Principal Executive Officer)  April 30, 1999
   C. James Prieur

   /s/  ROBERT P. VROLYK          Vice President, Finance
----------------------------           and Actuary
     Robert P. Vrolyk            (Principal Financial &       April 30, 1999
                                    Accounting Officer)

*   /s/ DONALD A. STEWART         Chairman and Director       April 30, 1999
-------------------------------
      Donald A. Stewart

*  /s/ RICHARD B. BAILEY                Director              April 30, 1999
----------------------------
     Richard B. Bailey

--------------------
* By Edward M. Shea pursuant to Power of Attorney filed herewith.

    SIGNATURE                             TITLE                 DATE



*   /s/ M. COLYER CRUM
-------------------------------           Director          April 30, 1999
       M. Colyer Crum

*   /s/ DAVID D. HORN                     Director          April 30, 1999
--------------------------------
        David D. Horn

*   /s/ JOHN S. LANE                      Director          April 30, 1999
--------------------------------
        John S. Lane

*   /s/ ANGUS A. MacNAUGHTON              Director          April 30, 1999
--------------------------------
     Angus A. MacNaughton

*   /s/ JOHN D. McNEIL                    Director          April 30, 1999
--------------------------------
        John D. McNeil

*   /s/ S. CAESAR RABOY                   Director          April 30, 1999
--------------------------------
        S. Caesar Raboy

-----------------------
* By Edward M. Shea pursuant to Power of Attorney filed herewith.

                                  EXHIBIT INDEX

Exhibit
Number

23       Independent Auditors' Consent
25       Powers of Attorney